UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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FRANK’S INTERNATIONAL N.V.

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FRANK’S INTERNATIONAL N.V.

Mastenmakersweg 1, 1786 PB Den Helder
The Netherlands

April __, 2020

To the shareholders of Frank’s International N.V.:

You are cordially invited to attend the annual meeting of the shareholders of Frank’s International N.V. (the “Company”) to be held on June 10, 2020, at 2:00 p.m. Central European Time (“CET”), at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands. This annual meeting has been called by the Company’s board of managing directors (the “Management Board”) and the Company’s board of supervisory directors (the “Supervisory Board”). At this meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect Mr. L. Don Miller and Mr. Erich L. Mosing, and to re-elect seven of the nine current directors of the Supervisory Board to serve until the Company’s annual meeting of shareholders in 2021;

2.	To appoint Melissa Cougle and to reappoint Steven Russell and John Symington as managing directors of the Company to serve until the Company’s annual meeting of shareholders in 2021;

3.

To review the annual report for the fiscal year ended December 31, 2019, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2019;

4.	To discharge the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2019;

5.	To discharge the members of the Company’s Management Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2019;

6.	To appoint KPMG Accountants N.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2020, as required by Dutch law;

7.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2020;

8.

To ratify and approve the remuneration of the members of the Supervisory Board granted for the period from the 2019 annual meeting until the date of the 2020 annual meeting, and to approve the remuneration of the members of the Supervisory Board for the period from the 2020 annual meeting up to and including the annual meeting in 2021;

9.

To authorize the Company’s Management Board, subject to Supervisory Board approval, to repurchase shares up to 10% of the issued share capital, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the New York Stock Exchange (the “NYSE”), and during a period of 18 months starting from the date of the 2020 annual meeting; and

10.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Your vote is very important. Holders of the Company’s shares of common stock, each with a nominal value of €0.01 (the “Common Stock”), held as of May 13, 2020, the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code, are entitled to vote on the matters before the annual meeting. Even if you plan to attend the annual meeting, the Company urges you to promptly vote your shares of Common Stock in advance of the annual meeting. You will retain the right to revoke your proxy at any time before the vote, or to vote your shares of Common Stock personally if you attend the annual meeting. Voting your shares of Common Stock in advance of the annual meeting will not prevent you from attending the annual meeting and voting in person. Please note, however, that if you hold your shares of Common Stock through a broker or other nominee, and you wish to vote in person at the annual meeting, you must obtain from your broker or other nominee a proxy issued in your name.

Pursuant to the “notice and access” rules promulgated by the Securities and Exchange Commission (“SEC), we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement, a proxy card and our 2019 annual report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. We believe that this process will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

I urge you to review carefully the proxy statement, which contains detailed descriptions of the proposals to be voted upon at the annual meeting.

Sincerely,

Michael C. Kearney
Chairman of the Supervisory Board

Den Helder, The Netherlands

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2020

The Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting of Shareholders, along with the Company’s Annual Report to Shareholders, is available free of charge at www.proxydocs.com/fi.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	1
MANAGEMENT	5
COMPENSATION COMMITTEE REPORT	15
COMPENSATION DISCUSSION AND ANALYSIS AND EXECUTIVE COMPENSATION	16
AUDIT COMMITTEE REPORT	47
INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	49
TRANSACTIONS WITH RELATED PERSONS	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	54
DELINQUENT SECTION 16(A) REPORTS	56
ITEM ONE – ELECTION OF SUPERVISORY DIRECTORS	57
ITEM TWO – APPOINTMENT OF MANAGING DIRECTORS	58
ITEM THREE – ADOPTION OF ANNUAL ACCOUNTS FOR 2019	59
ITEM FOUR – DISCHARGE OF MEMBERS OF THE SUPERVISORY BOARD	60
ITEM FIVE – DISCHARGE OF MEMBERS OF THE MANAGEMENT BOARD	61
ITEM SIX – APPOINTMENT OF AUDITOR FOR DUTCH STATUTORY ANNUAL ACCOUNTS	62
ITEM SEVEN – RATIFICATION OF SELECTION OF INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	63
ITEM EIGHT – RATIFICATION AND APPROVAL OF REMUNERATION OF MEMBERS OF THE SUPERVISORY BOARD	64
ITEM NINE – AUTHORIZATION OF MANAGEMENT BOARD TO REPURCHASE SHARES FOR ANY LEGAL PURPOSE	66
SHAREHOLDER PROPOSALS	67
HOUSEHOLDING MATTERS	68
WHERE YOU CAN FIND MORE INFORMATION	68

i

FRANK’S INTERNATIONAL N.V.

Mastenmakersweg 1, 1786 PB Den Helder
The Netherlands

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April __, 2020

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Management Board and the Supervisory Board of the Company for use at the Company’s annual meeting.

Our Common Stock is traded on the NYSE. Therefore, in accordance with rules and regulations adopted by the SEC, we are providing our stockholders access to our proxy materials on the Internet. Accordingly, the Notice will be mailed to the Company’s shareholders of record as of April 9, 2020 on or about April 30, 2020. Shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

QUESTIONS AND ANSWERS

Shareholders are urged to carefully read this proxy statement in its entirety. FOR COPIES OF THIS PROXY STATEMENT, OR IF YOU HAVE ANY QUESTIONS ABOUT THE ANNUAL MEETING OR NEED ASSISTANCE VOTING, PLEASE CONTACT OUR INVESTOR RELATIONS DEPARTMENT AT (713) 231-2463 OR BY EMAIL TO INVESTOR.INFO@FRANKSINTL.COM.

Q:	When and where is the annual meeting?

A:

The annual meeting will be held on June 10, 2020, at 2:00 p.m. CET, at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands. Please see below for additional information regarding in-person attendance in light of public health concerns related to COVID-19.

Q:	Who is soliciting my proxy?

A:	The Management Board and the Supervisory Board are sending you this proxy statement in connection with their solicitation of proxies for use at the Company’s annual meeting.

Q:	Who is entitled to vote at the annual meeting?

A:

All shareholders who own shares of Common Stock as of the record date, May 13, 2020, are entitled to vote the shares of Common Stock that they hold as of that date. Each shareholder that attends the annual meeting in person may be asked to present valid picture identification, such as a driver’s license or passport.

Each shareholder is entitled to one vote for each share of Common Stock owned by them on the record date, May 13, 2020, on all matters to be considered. On April 9, 2020, 225,709,820 shares of Common Stock were outstanding.

The Company is sending the Notice to shareholders of record as of April 9, 2020, which we established as the notice date to comply with applicable deadlines for purposes of compliance with the SEC and NYSE proxy solicitation rules. However, receipt of the Notice does not, by itself, entitle you to vote at the annual meeting.

Q:	What vote is required to approve the proposals?

A:

The affirmative vote of a simple majority of the votes cast is required to elect each director nominee and to approve each item on the agenda at the annual meeting. Under Dutch law, there is no required quorum for shareholder action at a properly convened shareholder meeting.

A properly executed proxy (for a holder as of the record date of the annual meeting) will be voted in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

●	“FOR” the election of each of the supervisory director nominees named in this proxy statement;

●	“FOR” the appointment of Ms. Cougle and Messrs. Russell and Symington as managing directors of the Company to serve until the Company’s annual meeting of shareholders in 2021;

●

“FOR” the confirmation and ratification of the preparation of the Company’s statutory annual accounts and annual report in the English language and the confirmation and adoption of the annual accounts for the fiscal year ended December 31, 2019;

●	“FOR” the discharge of the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2019;

●	“FOR” the discharge of the members of the Company’s Management Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2019;

●	“FOR” the appointment of KPMG Accountants N.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2020 as required by Dutch law;

●	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2020;

●	“FOR” the ratification and approval of the remuneration of the members of the Supervisory Board from the 2019 annual meeting until the next annual meeting in 2021; and

●

“FOR” the authorization of the Company’s Management Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the NYSE, and during a period of 18 months starting from the date of the 2020 annual meeting, subject to Supervisory Board approval.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, shareholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A shareholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Q:	Can I vote my stock by filling out and returning the Notice?

A:

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by personally attending and voting at the annual meeting.

Q:	How can I access the proxy materials over the Internet?

A:	Your Notice or proxy card will contain instructions on how to view our proxy materials for the annual meeting on the Internet. Our proxy materials are also available at www.proxydocs.com/fi.

Q:	How do I vote?

A:	You may vote by any of the following four methods:

●

Internet. Vote on the Internet at www.proxyvote.com. This web site also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (“EDT”) on June 9, 2020, or 5:59 a.m. CET on June 10, 2020.

●

Telephone. Vote by telephone by following the instructions on the Notice. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m. EDT on June 9, 2020, or 5:59 a.m. CET on June 10, 2020.

●

Mail. If you have requested and received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If you mail in your proxy card, it must be received by the Company before the voting polls close at the annual meeting.

●	In person. You may attend and vote at the Annual Meeting.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the annual meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the annual meeting if you later decide to attend in person. If you are a beneficial owner of Common Stock held in street name, you must either direct your broker or other nominee as to how to vote your Common Stock, or obtain a “legal” proxy from your broker or other nominee to vote at the annual meeting. Please refer to the voter instruction card provided by your broker or other nominee for specific instructions on methods of voting.

Even if you plan to attend the annual meeting, please vote your proxy in advance of the annual meeting using one of the methods above as soon as possible so that your shares of Common Stock will be represented at the annual meeting if for any reason you are unable to attend in person.

Q:	How can I attend the meeting if local public health restrictions in Amsterdam, The Netherlands, or elsewhere, do not permit me to attend the meeting on June 10, 2020?

A:

We intend to hold the Annual Meeting in person pursuant to Dutch law. However, we are sensitive to the public health and travel concerns our shareholders may have related to the coronavirus (COVID-19) and the public health measures governments may impose. Therefore, we anticipate allowing attendance via telephone and plan to provide details as promptly as practicable. Please monitor our website at investor.franksinternational.com for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.

Q:	Can I vote my shares at the meeting if I attend the meeting via telephone ?

A:	No. For practical purposes we do not contemplate voting at a shareholders meeting via telephone attendance. Therefore, as always, we encourage you to vote your shares prior to the Annual Meeting.

Q:	What do I do if I want to change my vote after I have already voted by proxy?

A:	If you are a shareholder of record as of the record date, you may change or revoke your vote at any time before the voting polls close at the annual meeting by:

●	voting at a later time by Internet or telephone until 11:59 p.m. EDT on June 9, 2020, or 5:59 a.m. CET on June 10, 2020;

●	delivering a later-dated, executed proxy card to the address indicated in the envelope accompanying the proxy card;

●	delivering a written notice of revocation of your proxy to the Company, Attention: Corporate Secretary at 10260 Westheimer Rd., Suite 700, Houston, Texas 77042; or

●	attending the annual meeting and voting in person. Please note that attendance at the annual meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you are a beneficial owner of Common Stock held in street name and you have instructed your broker or other nominee to vote your Common Stock, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the annual meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	If my shares of Common Stock are held in “street name” by my broker or other nominee, will my broker or other nominee vote my Common Stock for me?

A:

Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. The ratification of the independent auditor is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided instructions. Except with respect to the ratification of the independent auditor, neither abstentions nor broker non-votes will have any effect on the outcome of voting on items on the agenda for the annual meeting because they are not considered “votes cast.” If any other business properly comes before the annual meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Management Board and the Supervisory Board know of no matters, other than those previously stated, to be presented for consideration at the annual meeting.

Q:	Who covers the expense of the proxy solicitation?

A:

The expense of preparing, printing and mailing the Notice and any proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by employees of the Company, without additional remuneration, by mail, phone, fax or in person. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the Company’s Common Stock as of April 9, 2020 and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares of Common Stock by following the instructions in the Notice will help to avoid additional expense.

Q:	Are dissenters’ rights available to holders of Common Stock?

A:

Subject to certain exceptions, Dutch law does not recognize the concept of dissenters’ rights. Accordingly, dissenters’ rights are not available to the holders of the Company’s Common Stock with respect to matters to be voted upon at the annual meeting.

Q:	Who can I contact for further information?

A:	If you have questions or need assistance voting, please contact Investor Relations at (713) 231-2463 or investor.info@franksintl.com.

MANAGEMENT

Board Structure

The Company currently has a two-tier board structure, consisting of the Management Board and the Supervisory Board, each of which must consist of at least one member under the Company’s Articles of Association (the “Articles”). No person can serve on both the Management Board and the Supervisory Board. This structure is customary for Dutch companies.

Supervisory Board

Under Dutch law, the Supervisory Board’s duties include supervising and advising the Management Board in performing its management tasks. The Supervisory Board exercises oversight of management with the Company’s interests in mind. At the annual meeting, the terms of our nine incumbent directors will expire. Assuming the shareholders elect the nominees as set forth in “Item 1—Election of Supervisory Directors,” the Company’s Supervisory Board will continue to consist of nine members.

Management Board

The Management Board’s members are currently Steven Russell and John Symington. As managing directors, their duties include the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval. You are being asked to appoint one additional managing director to the Management Board and to reappoint Mr. Russell and Mr. Symington. See “Item 2—Appointment of Managing Directors” for more information.

Supervisory Directors and Executive Officers

Set forth below are the names and ages of the supervisory directors standing for election, as well as the names, ages and positions of the Company’s executive officers. All supervisory directors are elected for a term of one year or to serve until their successors are elected and qualified or upon earlier of their death, disability, resignation or removal. All executive officers hold office until their successors are elected and qualified or upon earlier of death, disability, resignation or removal.

Name	Age	Position
Michael C. Kearney	71	Chairman of the Supervisory Board, President and Chief Executive Officer
Michael E. McMahon	72	Lead Supervisory Director
Robert W. Drummond	59	Supervisory Director
D. Keith Mosing	69	Supervisory Director
Kirkland D. Mosing	61	Supervisory Director
Melanie M. Trent	55	Supervisory Director
Alexander Vriesendorp	67	Supervisory Director
Erich L. Mosing	35	Supervisory Director
L. Don Miller	57	Supervisory Director
Steven Russell	52	Senior Vice President, Operations, Managing Director
Nigel M. Lakey	61	Senior Vice President, Technology
Melissa Cougle	43	Senior Vice President and Chief Financial Officer, Managing Director Nominee
John Symington	59	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, Managing Director

Michael C. Kearney. Mr. Kearney currently serves as the Company’s Chairman, President and Chief Executive Officer, a position he has held since September 2017. Mr. Kearney has served as a member of the Supervisory Board since 2013 and has over 25 years of upstream energy executive and Board experience, principally in the oil services sector. Mr. Kearney was appointed to the Supervisory Board in 2013 and was Lead Supervisory Director from May 2014 until December 31, 2015, when he was named Chairman. In addition, he served on the Audit Committee from 2013 until 2017 and the Compensation Committee from 2014 until 2016. Mr. Kearney previously served as President and Chief Executive Officer of DeepFlex Inc., a privately held oil service company which was engaged in the manufacture of flexible composite pipe used in offshore oil and gas production, from September 2009 until June 2013, and had served as the Chief Financial Officer of DeepFlex Inc. from January 2008 until September 2009. Mr. Kearney served as Executive Vice President and Chief Financial Officer of Tesco Corporation from October 2004 to January 2007. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President—Administration of Hydril Company. In addition to his executive experience, Mr. Kearney’s oil service experience extends to serving on the Board of Core Laboratories from 2004 until 2017, most recently as its Lead Director, and serving on the Board and Audit Committee of Fairmount Santrol from 2015 until its merger with Unimin Corporation in 2018. Mr. Kearney currently serves on the Board and Audit Committee of Ranger Energy Services, Inc., an independent provider of well service rigs and associated services, since 2018. He also serves on the Advisory Board for the Petroleum Equipment & Services Association and is a director nominee to its Board of Directors. Mr. Kearney received a Bachelor of Business Administration degree from Texas A&M University, as well as a Master of Science degree in Accountancy from the University of Houston. Mr. Kearney was selected as a supervisory director because of his experience in the oil and gas industry and his experience serving on the board of directors of other companies.

Michael E. McMahon. Mr. McMahon was appointed to the Supervisory Board in May 2016. He is a founder and former partner of Pine Brook Partners LLC, a private equity firm, established in July 2006. Prior thereto, he served as Executive Director of Rhode Island Economic Development Corporation from January 2003 to July 2006. He was also a founder and partner of RockPort Capital Partners, a venture capital firm, from 2000 to 2003. Mr. McMahon has served on the board of directors of several public companies, including Bancorp Rhode Island, a publicly held banking and investments company, from 2006 until 2012 as well as serving on its Compensation Committee and Governance and Nominating Committee, Transocean Ltd., an offshore drilling company, from 2005 until 2007 as well as its Audit Committee, and Spinnaker Exploration Inc, an oil and gas exploration and production company, from 1999 to 2005 as well as serving as Chairman of its Audit Committee. He has also served on the board of directors for The Marine Drilling Companies Inc., an offshore drilling services company, TPC Corporation, a natural gas storage company, Numar Corporation, a company specializing in well logging technology used in oil and gas wells, and Triton Energy, an oil and gas exploration and production company. Mr. McMahon holds an A.B. in American Civilization from Brown University and was a member of the Program for Management Development (PMD 33) at Harvard Business School. Mr. McMahon was selected as a supervisory director because of his business acumen, capital market expertise and public company experience.

Robert W. Drummond. Mr. Drummond was appointed to the Supervisory Board in May 2017. He currently serves as President and Chief Executive Officer of NexTier Energy Solutions Inc., fka Keane Group, Inc., a position he has held since August 2018. He also serves on the Board of Directors of Keane Group, Inc. since August 2018. Prior to serving in his current position, Mr. Drummond served as President and Chief Executive Officer of Key Energy Services, Inc. from March 2016 to May 2018, prior to which he was President and Chief Operating Officer since June 2015. He also served on the Board of Directors of Key Energy Services, Inc. from November 2015 until August 2018. Prior to joining Key, Mr. Drummond was previously employed for 31 years by Schlumberger Limited, where he served in multiple engineering, marketing, operations, and leadership positions throughout North America. His positions at Schlumberger included President of North America from January 2011 to June 2015; President of North America Offshore & Alaska from May 2010 to December 2010; Vice President and General Manager for the US Gulf of Mexico from May 2009 to May 2010; Vice President of Global Sales from July 2007 to April 2009; Vice President and General Manager for US Land from February 2004 to June 2007; Wireline Operations Manager from October 2003 to January 2004; Vice President and General Manager for Atlantic and Eastern Canada from July 2000 to September 2003; and Oilfield Services Sales Manager from January 1998 to June 2000. Mr. Drummond began his career in 1984 with Schlumberger. Mr. Drummond is a member of the Society of Petroleum Engineers and serves on the Advisory Board for the Petroleum Equipment Suppliers Association and the University of Alabama College of Engineering Board. Formerly, he served as a member of the Board of Directors of the National Ocean Industries Association; the Board of Directors for the Greater Houston Partnership and on the Board of Trustees for the Hibernia Platform Employees Organization – Newfoundland; and as an advisory board member for each of the University of Houston Global Energy Management Institute, the Texas Tech University Petroleum Engineers and Memorial University’s Oil and Gas Development Partnership. Mr. Drummond received his Bachelor’s of Science in Mineral/Petroleum Engineering from the University of Alabama in 1983. Mr. Drummond was selected as a supervisory director because of his extensive industry and management expertise.

D. Keith Mosing. Mr. Mosing was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. He currently serves as CEO and President of Western Airways, Inc., a private aviation charter company, as well as Mosing Properties and other related family real estate companies which engage in the sale, purchase and management of commercial real estate. He previously served as Executive Chairman of the Company from January 2015 until December 2015. He served as the Chairman of the Company’s Supervisory Board since the Company’s initial public offering in August 2013 until December 2015, and previously served as the Company’s Chief Executive Officer and President from July 2011 until January 2015. He began his career as an employee of Frank’s Casing Crew and Rental Tools, LLC (“FCC”) in 1965. Upon graduation from college and completion of military service he rejoined FCC in 1972, and in 1981 founded the Company’s international operations and formally organized the international business as a separate company named Frank’s International (a predecessor to the Company), with Mr. Mosing serving as Chairman, President and Chief Executive Officer. Mr. Mosing attended the University of Louisiana at Lafayette and Embry-Riddle Aeronautical University, where he graduated with a Bachelor of Science degree. Mr. Mosing is a member of the Society of Petroleum Engineers (SPE) and National Oil-Equipment Manufacturers and Delegate Society (NOMADS). Mr. Mosing was selected as a supervisory director because he is the founder of the Company’s international operations, a driving force behind the expansion of the Company’s U.S. operations and because of his extensive experience and familiarity with the Company’s business and customers. Mr. Mosing is the cousin of Kirkland D. Mosing and the uncle of Erich L. Mosing.

Kirkland D. Mosing. Mr. Mosing was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. Mr. Mosing served as a technical sales representative for FCC from 1986 until his retirement on June 2015. Mr. Mosing has a Doctor of Veterinary Medicine from Louisiana State University. Mr. Mosing was selected as a supervisory director because of his extensive experience and familiarity with the Frank’s companies. Mr. Mosing is the cousin of D. Keith Mosing and the uncle of Erich L. Mosing.

Melanie M. Trent. Ms. Trent was appointed to the Supervisory Board in January, 2019. She served in various legal, administrative and compliance capacities for Rowan Companies plc (NYSE: RDC), a global offshore drilling contractor active in the Middle East, United Kingdom, Norway, Gulf of Mexico and Trinidad, from 2005 until April 2017, including as an Executive Vice President, General Counsel and Chief Administrative Officer from 2014 until April 2017, as Senior Vice President, Chief Administrative Officer and Company Secretary from 2011 until 2014, as Vice President and Corporate Secretary from 2010 until 2011, and in various other legal and compliance roles from 2005 to 2010. Ms. Trent currently serves as a director of Diamondback Energy, Inc, an independent oil and natural gas company (NASDAQ: FANG) focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas, since April 2018, as well as on its Audit, Compensation and Nominating Committees. Ms. Trent chairs Diamondback’s Safety, Sustainability, & Corporate Responsibility Committee. She also currently serves as a director of Arcosa, Inc. (NYSE: ACA), a provider of infrastructure-related products and solutions, with leading positions in construction, energy and transportation markets, since November 2018, as well as on its Audit and Corporate Governance and Directors Nominating Committees. Ms. Trent holds a Bachelor’s degree from Middlebury College and holds a Juris Doctorate degree from Georgetown University Law Center. We believe that Ms. Trent’s strong legal and executive management experience, diverse background and knowledge of oil and gas and energy industries qualify her to serve as a supervisory director.

Alexander Vriesendorp. Mr. Vriesendorp was appointed to the Supervisory Board in May 2016. Mr. Vriesendorp has been a partner of Shamrock Partners B.V. since 1996, which serves as the manager for the Vreedenlust venture capital funds. From 1998 until 2001, Mr. Vriesendorp served as chief executive officer of RMI Holland B.V., a valve manufacturer, in The Netherlands. From 1991 until 1995, he served as chief executive officer of the Nienhuis Group, a manufacturer and worldwide distributor of Montessori materials with its head office in The Netherlands. From 2000 until 2012, Mr. Vriesendorp served as a member of the Supervisory Board of Core Laboratories N.V., a Dutch company providing proprietary and patented reservoir description, production enhancement and reservoir management services and products to the oil and gas industry. He was also a member of the supervisory board of SAS Gouda for 12 years. SAS originally founded in 1896 in Gouda, The Netherlands, specialized in designing and manufacturing reliable deck equipment for the offshore oil and gas market. Mr. Vriesendorp has also served on the supervisory boards of various privately-held European companies. Mr. Vriesendorp received a Master in Law degree from Leiden University in The Netherlands. Mr. Vriesendorp was selected as a supervisory director because of his broad international experience, his knowledge of Dutch corporate governance based on his legal background, and his general business knowledge regarding European companies.

L. Don Miller. Mr. Miller was appointed as President and Chief Executive Officer of Bristow Group Inc. (“Bristow”) in February 2019. He previously served as Senior Vice President and Chief Financial Officer of Bristow from August 2015 to February 2019. Before that he served as Bristow’s Senior Vice President, Mergers, Acquisitions and Integration from June 2015 to August 2015, its Vice President, Mergers, Acquisitions and Integration from November 2014 to June 2015 and its Vice President, Strategy and Structured Transactions from 2010 to 2014. Prior to joining Bristow, Mr. Miller worked as an independent consultant from 2008 to 2010 assisting companies in capital markets and in a financial advisory capacity. He was previously the post-petition President and Chief Executive Officer for Enron North America Corp. and Enron Power Marketing, Inc. from 2001 to 2007 and also served in senior financial positions with Enron, including Director – Finance and Vice President, Asset Marketing Group from 1998 to 2001. His career also includes seven years in senior financial positions with Citicorp Securities, Inc. and four years as an account executive with Dean Witter Reynolds, Inc. Mr. Miller is a Chartered Financial Analyst (“CFA”) charterholder. Mr. Miller was selected as a supervisory director because of his extensive industry and management expertise.

Erich L. Mosing. Mr. Mosing began his career with Frank’s full time in 2006 and has held various positions, including positions in finance and marketing, until leaving the Company in 2015. Since 2015 Mr. Mosing has served in a variety of positions with various Mosing family companies. Mr. Mosing received his Bachelor of Science Degree from the E. J. Ourso College of Business at Louisiana State University in 2006. Mr. Mosing was selected as a supervisory director because of his extensive experience and familiarity with the Frank’s companies. Mr. Mosing is the nephew of D. Keith Mosing and Kirkland D. Mosing

Steven Russell. Mr. Russell currently serves as the Company’s Senior Vice President, Operations. Prior to serving in his current position, he served as President, Tubular Running Services, from June 2018 through November 2019, and as the Company’s Senior Vice President, Human Resources from May 2017 to June 2018. Prior to joining the Company, Mr. Russell served as Vice President, Human Resources for Archer Ltd., a global oil services company, from 2011 until 2017. Previously, he served as Global Inventory Manager for Schlumberger Ltd. (NYSE: SLB), a global oilfield services company, and prior to that, Mr. Russell served in a variety of roles for Schlumberger Ltd. Mr. Russell has over 25 years of experience in the oilfield services industry, with an emphasis on strong line management in North America, Europe, Asia, and Russia. Mr. Russell received a Master’s in Chemical Engineering from the Imperial College of Science & Technology in London, England.

Nigel M. Lakey. Mr. Lakey currently serves as the Company’s Senior Vice President, Technology, a position he has held since November 2019, before which he served as President, Tubular and Drilling Technologies, beginning in June 2018. Prior to joining Frank’s International, Mr. Lakey served as President and Chief Executive Officer of Reservoir Drilling Solutions, Inc., a privately held drilling, completions and production technology business, a position he held since founding Reservoir Drilling Solutions in 2013. He also served as Director and Chief Executive Officer of Fratex Incorporated, a privately held company active in the development and commercialization of intellectual property associated with drilling, completion and reservoir exploitation technology, a role he held since June 2012 and as President and Chief Executive Officer of Condor Asset Management, LLC, a privately held company focused on the maximization of asset performance and hydrocarbon recovery through the application and implementation of novel reservoir access and management solutions, a role he held since June 2012. Prior to his assumption of those roles, Mr. Lakey served as Vice President, Exploration and Production for Turnkey E&P Corporation from 2009 to 2010 and Senior Vice President, Marketing & Business Development for Tesco Corporation from 1997 to 2009. Mr. Lakey has over 39 years of upstream sector experience, including his more than 10 years as an executive officer of a publicly traded global oilfield service and supply company. Mr. Lakey received his Bachelor of Science in Mechanical Engineering from the University of Alberta, and he is a Certified Petroleum Engineer and a registered Professional Engineer.

Melissa Cougle. Ms. Cougle currently serves as the Company’s Senior Vice President and Chief Financial Officer, a position she has held since May 2019. Prior to joining the Company, Ms. Cougle served as CFO of National Energy Services Reunited (NESR), a publicly traded oilfield services provider with operations focused in the Middle East-North Africa region. She previously worked 13 years for Ensco plc (ESV), a global offshore drilling contractor, where she held multiple senior positions in treasury, capital management, finance and administration, corporate accounting, internal audit, and management reporting and financial systems. Ms. Cougle began her career in the audit and consulting practices of Arthur Andersen LLP which became Protiviti from 1999 through 2005. She is a certified public accountant and holds a bachelor of science degree in accounting from Louisiana State University.

John Symington. Mr. Symington currently serves as the Company’s Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, a position he has held since June 2018. Prior to joining the Company, Mr. Symington was engaged in private law practice as Of Counsel to the firm of Selman, Munson & Lerner, PC, in Houston, Texas from June 2015 through June 2018. Mr. Symington previously served in several positions within the legal department of Seadrill Limited, an offshore drilling contractor, from September 2008 through May 2015, including serving as general counsel for Seadrill Management Limited from April 2013 through May 2015. While serving as general counsel for Seadrill, he was also the chief legal officer for its publicly traded affiliates Seadrill Partners, North Atlantic Drilling, and Sevan Drilling. Prior to joining Seadrill, Mr. Symington worked in private legal practice and various in-house legal positions including serving as General Counsel of Enventure Global Technology, a provider of expandable oilfield well casing from September 2003 through September 2007, and various positions within the legal department of Schlumberger Limited, a diversified oilfield services provider, from March 1990 through December 2000. Mr. Symington’s experience includes assignments abroad in the United Kingdom, Venezuela and Brazil, and he is fluent in Spanish and Portuguese. Mr. Symington holds a Juris Doctor degree from the University of Texas School of Law and a Bachelor of Arts from Duke University.

Committees of the Supervisory Board

The Company’s Supervisory Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of the three committees have the composition and responsibilities described below. The Company may decide in the future to create additional committees.

Audit Committee

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Company’s Supervisory Board, including: the selection of the Company’s independent accountants, the scope of the Company’s annual audits, fees to be paid to the independent accountants, the performance of the Company’s independent accountants and the Company’s accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Company has adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the NYSE market standards, which is available at www.franksinternational.com.

Mr. McMahon, Ms. Trent and Mr. Vriesendorp are the current members of the Audit Committee and Mr. McMahon is the Chairman of the Audit Committee. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in Regulation S-K Item 407(d)(5)(ii) and (iii). The Supervisory Board has determined that Mr. McMahon is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

If re-elected to the Supervisory Board, Mr. McMahon, Ms. Trent and Mr. Vriesendorp will continue to serve on the Audit Committee, and Mr. Miller will be appointed as an additional member of the Audit Committee, with Mr. McMahon serving as Chair. The Company has determined that each of Mr. McMahon, Ms. Trent, Mr. Vriesendorp and Mr. Miller are financially literate as defined by the rules and regulations of the SEC.

Compensation Committee

The Company’s Compensation Committee was formed in August 2014 and currently consists of Mr. Drummond, Mr. McMahon and Ms. Trent, with Mr. Drummond serving as the Chairman.

The Compensation Committee oversees, reviews, acts on and reports on various compensation matters to the Company’s Supervisory Board, including: the compensation of the Company’s executive officers, supervisory directors and management directors; the Compensation Discussion and Analysis included in the Company’s proxy statement or Annual Report on Form 10-K and the Compensation Committee Report; compensation matters required by Dutch Law; and the discharge of the Supervisory Board’s responsibilities relating to compensation of the Company’s executive officers, supervisory directors and managing directors. The Company has adopted a compensation committee charter defining the committee’s primary duties, which is available at www.franksinternational.com.

The Compensation Committee is delegated all authority of the Supervisory Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees or to its Chairman when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include other supervisory directors, members of the Company’s management, consultants or advisors, and such other persons as the Compensation Committee believes to be necessary or appropriate. Further, Meridian Consultants, LLC has been engaged to provide advice and recommendations regarding compensation.

If re-elected to the Supervisory Board, Mr. Drummond and Mr. McMahon will continue to serve on the Compensation Committee, and Mr. Miller will be appointed to replace Ms. Trent on the Compensation Committee, with Mr. McMahon serving as Chair.

Nominating and Governance Committee

The Company’s Nominating and Governance Committee was formed in May 2016 and currently consists of Mr. Berry, Mr. McMahon, Mr. Vriesendorp and Ms. Trent, with Ms. Trent serving as the Chair.   Ms. Trent was added to the Nominating and Governance Committee on October 30, 2019, and was appointed as Chair on March 27, 2020.

The Nominating and Governance Committee oversees, reviews, acts on and reports on various corporate governance matters to the Company’s Supervisory Board, including selection of director nominees; composition of the Supervisory Board and its committees; compliance with corporate governance guidelines; annual performance evaluations of the Supervisory Board and its committees; and succession planning for the Chief Executive Officer. The Company has adopted a nominating and governance committee charter defining the committee’s primary duties, which is available at www.franksinternational.com.

The Nominating and Governance Committee is delegated all authority of the Supervisory Board as may be required or advisable to fulfill the purposes of the Nominating and Governance Committee. The Nominating and Governance Committee may form and delegate some or all of its authority to subcommittees or to its Chairman when it deems appropriate. Meetings may, at the discretion of the Nominating and Governance Committee, include other supervisory directors, members of the Company’s management, consultants or advisors, and such other persons as the Nominating and Governance Committee believes to be necessary or appropriate.

If re-elected to the Supervisory Board, Ms. Trent, Mr. Drummond and Mr. Vriesendorp will continue to serve on the Nominating and Governance Committee, with Ms. Trent serving as Chair.

Director Independence

Rather than adopting categorical standards, the Supervisory Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and each director, as well as any significant charitable contributions the Company makes to organizations where its directors serve as board members or executive officers, the Supervisory Board has affirmatively determined each of Mr. Berry, Mr. Drummond, Mr. McMahon, Ms. Trent, Mr. Vriesendorp and Mr. Miller have no material relationships with the Company and are independent as defined by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and by the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code.

Board and Committee Meetings

The Supervisory Board held six meetings, the Audit Committee of the Supervisory Board held six meetings, the Compensation Committee of the Supervisory Board held four meetings and the Nominating and Governance Committee held three meetings during 2019. The Management Board held one formal meeting in 2019, in Amsterdam, The Netherlands, after the Company’s 2019 annual general meeting, but meets weekly on an informal basis to coordinate the management of the business of the Company. During 2019, each of the Company’s supervisory directors attended at least 75% of the Supervisory Board meetings and the meetings of the committees on which that director served, except that (i) Michael McMahon attended 50% of the meetings of the Compensation Committee following his appointment to the Committee in May, 2019, and Michael McMahon and Keith Mosing each attended 67% of the meetings of the Board of Supervisory Directors during 2019. The supervisory directors are fully informed in advance of each meeting, enabling them to provide input for the meeting in case they are not able to attend. All members are also updated on the outcome of each meeting. The Company’s directors are encouraged to attend the annual meeting of shareholders either in person or telephonically. Eight of the nine supervisory directors at the time attended the 2019 annual meeting of shareholders either in person or through electronic conferencing and were available to answer questions.

Dutch Governance Code and Dutch Law Diversity Requirements and Our Management Board and Supervisory Board

The importance of diversity is recognized by the Company. The Company’s diversity policy is part of its Corporate Governance Guidelines and Nominating and Governance Committee Charter, which are under continuous consideration and review by the Nominating and Governance Committee and the Supervisory Board. The most recent changes were made during October 2018. The Company’s diversity policy is maintained in compliance with the requirements of the Dutch Corporate Governance Code, which is applicable to the Company. The Company strives to give appropriate weight to the diversity policy in the selection and appointment process, while taking into account the overall profile and selection criteria for the appointment of suitable candidates.

The Corporate Governance Guidelines confirm that an important component of the Supervisory Board and the Management Board is diversity.  In addition, the Supervisory Board acknowledges that under Dutch law as in force during 2019, to which the Company is subject, the Company should as much as possible take into account a balanced gender representation when making nominations for appointment and drawing up profiles, and that such balanced memberships of a board exists if at least 30% of the members are men and if at least 30% of the members are women. The Company has established through the Nominating and Governance Committee selection criteria that identify desirable skills and experience for prospective Supervisory Board and Management Board members.  In considering diversity of both boards, the Nominating and Governance Committee will take into account various factors and perspectives, including differences of viewpoint, professional experience, education, skill and other individual qualities, such as gender, race, ethnicity and age, and the variety of attributes that contribute to the relevant board’s collective strength.

The Nominating and Governance Committee Charter states that the Nominating and Governance Committee will actively seek individuals qualified to become members of the Supervisory Board and Management Board for recommendation to the Supervisory Board. An important component of each board is diversity including not only background, skills, experience and expertise, but also gender, race and culture. In identifying the most qualified individuals as candidates for a board membership, the Committee will also seek to attain diversity in the composition of the Supervisory Board and the Management Board. Any search firms retained to assist the Committee will be specifically advised to seek to include qualified, diverse candidates from traditional and nontraditional environments, including women and minorities.

The Management Board and the Supervisory Board have improved their diversity, and the Management Board will achieve the gender diversity target if Melissa Cougle is appointed to the Management Board at the annual general meeting. As a consequence, the Management Board of the Company shall consist of two male members and one female member, and therefore shall be deemed to have a balanced gender representation within the meaning of Dutch law as in force during 2019. However, the Company has not yet achieved all of the targets of its diversity policy. The Company believes that the current composition of the Supervisory Board and Management Board, taking into account the knowledge and experience of the current members, is in the best interest of the Company and its businesses. In the future, however, we will continue to pursue a more diverse composition for the boards, although it is not possible to predict when we will be able to fully achieve all targets. It is expected that new legislation will be proposed during 2020 which will introduce mandatory rules to arrive at balanced gender representation. No draft legislation is available at the present time, and the Company will closely monitor developments.

Selection of Supervisory Director Nominees and Shareholder Participation

Pursuant to the Company’s Articles, supervisory directors are appointed by the shareholders voting at the general meeting. The number of members of the Company’s Supervisory Board is determined from time to time at a general meeting upon a proposal by the Supervisory Board, but will not be greater than nine. Pursuant to the Company’s Articles, the Mosing family has the right to make a recommendation of one director for nomination to the Supervisory Board for each 10% of the outstanding Common Stock, they collectively beneficially own, up to a maximum of five directors. The remaining directors, including any directors for which the Mosing family does not exercise its recommendation right, are appointed on recommendation of the Supervisory Board.

The general meeting is free to appoint a supervisory director if no recommendation is made within three months of a position becoming vacant. A recommendation submitted on time is binding. However, the general meeting may disregard the recommendation if it adopts a resolution to that effect by a majority of no less than two-thirds of the votes cast, representing over one-half of the issued capital.

In evaluating supervisory director candidates, the Company assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Supervisory Board’s ability to oversee and direct the Company’s affairs and business, including, when applicable, to enhance the ability of committees of the Supervisory Board to fulfill their duties and the quality of the Supervisory Board’s deliberations and decisions. In evaluating supervisory directors, the Company considers diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, race and ethnicity.

In order to assist the Supervisory Board in the supervisory director selection process as well as in the selection of Supervisory Board committee composition, the Nominating and Governance Committee has developed a written matrix of the ideal characteristics and competencies of a public company board of directors, including the best practice compositions for members of an audit committee, compensation committee and nominating and governance committee. Criteria includes (i) senior leadership experience, (ii) business development/mergers and acquisition experience, (iii) financial expertise and financial literacy, (iv) public board experience, (v) the number of public boards on which the individual is currently serving, (vi) diversity, (vii) global experience, (viii) industry experience, (ix) operational/manufacturing experience, (x) information technology experience, (xi) brand marketing experience, (xii) independence, (xiii) drilling/service company experience, (xiv) controlled company experience, (xv) strategy and vision development, (xvi) collegiality and respectfulness with regards to the ideas of others, and (xvii) emergency CEO capability.

The Company will consider director candidates recommended by shareholders on the same basis as candidates recommended by the Supervisory Board and other sources. For a description of the procedures and qualifications required to submit shareholder proposals, including for nominating directors, please see “Shareholder Proposals.” Other than as described above, the Company does not have a policy regarding consideration of director candidates submitted by shareholders.

Communications with Directors of the Company

The Supervisory Board welcomes questions or comments about the Company and its operations. Interested parties who wish to communicate with the Supervisory Board, the non-employee or independent directors, or any individual director, may write to Frank’s International N.V., c/o U.S. Headquarters, Attention: Corporate Secretary - 10260 Westheimer Rd., Suite 700, Houston, Texas 77042. If requested, any questions or comments will be kept confidential to the extent reasonably possible. Depending on the subject matter, the Corporate Secretary, will:

●	forward the communication to the director or directors to whom it is addressed;

●	refer the inquiry to the appropriate corporate department if it is a matter that does not appear to require direct attention by the Supervisory Board or an individual director; or

●	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Supervisory Board. No member of the Company’s Supervisory Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

Risk Oversight

The Supervisory Board is actively involved in oversight of risks that could affect the Company. This oversight function is conducted primarily through the Audit Committee, but the full Supervisory Board retains responsibility for general oversight of risks. The Audit Committee is charged with oversight of the Company’s system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. The Company’s Supervisory Board will continue to satisfy its oversight responsibility through full reports from the Audit Committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks. In addition, the Company has internal audit systems in place to monitor adherence to policies and procedures and to support the Company’s internal audit function. The Company has an established practice of conducting enterprise risk assessments and fraud risk assessments on a recurring basis, the results of which are reviewed by the Supervisory Board.

Executive Sessions of the Supervisory Board

The non-management supervisory directors have regularly scheduled meetings in executive session. In the event the non-management supervisory directors include supervisory directors who are not independent under the listing requirements of the NYSE, then at least once a year, there will be an executive session including only independent supervisory directors. Mr. Berry has presided at these meetings since September 26, 2017, when he was appointed as “Lead Supervisory Director”, the supervisory director who presides at these meetings. On March 27, 2020, the Supervisory Board appointed Mr. McMahon as Lead Supervisory Director. If re-elected to the Supervisory Board, Mr. McMahon will continue to serve as Lead Supervisory Director.

Board Leadership Structure

Currently, Michael C. Kearney serves as both the Company’s Chief Executive Officer and Chairman of the Supervisory Board. While the Supervisory Board believes it is important to retain the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be separated or combined in one individual, the Supervisory Board believes that the current Chief Executive Officer is the individual with the necessary experience, commitment and support of the other members of the Supervisory Board to effectively carry out the role of Chairman.

The Supervisory Board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives and clearer accountability for the Company’s success or failure. Moreover, the Supervisory Board believes that combining the Chairman and Chief Executive Officer positions does not impede independent oversight of the Company.

Annual Performance Evaluation of the Supervisory Board and its Committees

The Supervisory Board conducts an annual self-evaluation to determine whether it is functioning effectively. The self-evaluation process is overseen by the Supervisory Board. As part of this process, the Lead Supervisory Director will receive comments from each supervisory director in response to a distributed questionnaire and will determine whether the Supervisory Board should discuss the findings.

The Supervisory Board’s committees also conduct an annual self-evaluation to determine whether the committees are functioning effectively. The self-evaluation process is overseen by the Supervisory Board. As part of this process, the Chairman of each committee will receive comments from each of the committee members in response to a distributed questionnaire and will determine whether the applicable committee or the Supervisory Board should discuss the findings.

Code of Ethics for Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers

The Company’s Supervisory Board has adopted a Financial Code of Ethics for its Chief Executive Officer, Chief Financial Officer and all other financial and accounting officers. Any change to, or waiver from, the Financial Code of Ethics will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of the Company’s Financial Code of Ethics for its Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers is available on the Company’s website at www.franksinternational.com.

Code of Business Conduct and Ethics

The Company’s Supervisory Board has adopted a Code of Business Conduct and Ethics applicable to the Company’s employees, supervisory directors, managing directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any change to, or waiver from (for supervisory directors and executive officers), this Code of Business Conduct and Ethics may be made only by the Company’s Supervisory Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.franksinternational.com, and the Company intends to disclose any amendments or waivers to its Code of Business Conduct and Ethics via its website.

Corporate Governance Guidelines

The Company’s Supervisory Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.franksinternational.com.

Hedging Practices

The Company’s Insider Trading Policy prohibits hedging transactions involving Company securities and other transactions involving Company-based derivative securities. “Derivative securities” are defined in the Insider Trading Policy as options, warrants, stock appreciation rights, convertible notes or similar rights whose value is derived from the value of an equity security, such as Company common stock. Transactions in derivative securities, include, but are not limited to, trading in Company-based option contracts, transactions in straddles or collars, transactions in debt that may be convertible into Company common stock, and writing puts or calls. The Insider Trading Policy does not, however, restrict holding, exercising and settling awards such as options, restricted stock, restricted stock units or other derivative securities granted under a Company equity incentive plan. The Insider Trading Policy applies to all Company insiders, whether employees, executive officers or directors, as well as certain persons related to them. Aside from this Insider Trading Policy, neither the Company not any of its affiliates has any other policy that either formally or informally prohibits or otherwise regulates hedging transactions.

Pledging Practices

The Company’s Insider Trading Policy also prohibits pledging Company securities as collateral. Company stock pledged as collateral, including shares held in a margin account, may be sold without one’s consent by the lender in foreclosure if a default has occurred on the loan. A foreclosure sale that occurs when one has knowledge of material, non-public information could result in unlawful insider trading.

COMPENSATION COMMITTEE REPORT

The Supervisory Board reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Supervisory Board recommended that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Submitted by the Compensation Committee

Robert W. Drummond (Chairman)

Michael E. McMahon

Melanie M. Trent

COMPENSATION DISCUSSION AND ANALYSIS AND EXECUTIVE COMPENSATION

TABLE OF CONTENTS

COMPENSATION DISCUSSION AND ANALYSIS	17
Overview of Executive Compensation and our Compensation Process	17
Program Highlights for 2019	18
Objectives of the Compensation Program	19
Components of the Company’s Executive Compensation Program	20
Risk Assessment	27
Stock Ownership Guidelines	28
Accounting and Tax Considerations	28
EXECUTIVE COMPENSATION	30
Summary Compensation Table	30
All Other Compensation:	31
Grants of Plan-Based Awards for 2019	31
Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2019 Fiscal Year	32
Outstanding Equity Awards at 2019 Fiscal Year End	34
Option Exercises and Stock Vested in Fiscal Year 2019	35
Pension Benefits	35
Non-Qualified Deferred Compensation Table	35
Potential Payments Upon Termination or a Change in Control	36
Director Compensation	43
2019 Director Compensation	44
CEO Pay Ratio Disclosures	45
Equity Compensation Plan Information	46

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (this “CD&A”) provides information regarding the executive compensation program for (a) the Company’s principal executive officer for the last completed year, (b) all individuals serving as the Company’s principal financial officer for the last completed fiscal year, and (c) the three other highest compensated executive officers at the end of such year (collectively, the “Named Executive Officers”) and is intended to provide perspective regarding the Company’s executive compensation program, including the philosophy, objectives, compensation processes, and key components of compensation.

The following individuals were Named Executive Officers as of December 31, 2019:

●	Michael C. Kearney, Chairman, President and Chief Executive Officer (“CEO”);

●	Melissa Cougle, Senior Vice President and Chief Financial Officer (“CFO”) (beginning May 29, 2019)

●	Kyle McClure, Senior Vice President and CFO (through May 29, 2019);

●	Steven Russell, Senior Vice President, Operations;

●	Nigel Lakey, Senior Vice President, Technology; and

●	John Symington, Senior Vice President, General Counsel, Secretary and Chief Compliance Officer.

In 2019, several of our executive officers transitioned from their prior roles with the Company. Mr. McClure departed the Company, effective July 1, 2019. In addition, Mr. Russell transitioned from his position as President, Tubular Running Services to Senior Vice President, Operations, and Mr. Lakey transitioned from his position as President, Tubulars and Drilling Technologies to Senior Vice President, Technology.

Although this CD&A focuses on the Company’s executive compensation program during the last fiscal year, it also describes compensation actions taken before or after the 2019 fiscal year to the extent such discussion enhances the understanding of the Company’s executive compensation disclosure.

Overview of Executive Compensation and our Compensation Process

The Compensation Committee has responsibility to, among other things, establish and oversee the compensation arrangements described below. Throughout 2019, the Compensation Committee had primary responsibility over our executive compensation program, including the decisions regarding the various levels and forms of compensation for each of the Named Executive Officers. Factors considered in making this determination included overall market conditions, the goal of remaining competitive in the marketplace and incentivizing performance, and the particular Named Executive Officer’s role in contributing to the Company’s results.

We held our last advisory say-on-pay and say-on-frequency votes regarding executive compensation at our 2019 Annual Meeting. At that meeting, more than 85% of the votes cast by our shareholders approved the compensation paid to our Named Executive Officers as described in the CD&A and the other related compensation tables and disclosures contained in our Proxy Statement filed with the SEC on March 27, 2019, and more than 57% of the votes cast by our shareholders expressed a preference to hold the advisory vote every three years. The Company’s Supervisory Board and the Compensation Committee reviewed the results of this vote and concluded that this level of approval reflects strong shareholder support of our compensation strategy and programs. The structure of our pay programs has remained consistent; however, in 2019, we implemented a new Executive Retention and Severance Plan (the “Executive Retention and Severance Plan”), to bring consistency to the Company’s severance payments for qualifying terminations of employment and to serve as a retention tool for our executive officers. In light of these goals, all Named Executive Officers became participants of this plan, which replaces any severance obligations under any individual agreements, such as Mr. Kearney’s offer letter(except with respect to treatment of Mr. Kearney’s outstanding equity awards, which continue to be subject to his offer letter). See “Compensation Discussion and Analysis – Components of the Company’s Executive Compensation Program” for further discussion of these changes. In accordance with the say-on-frequency preference expressed by our shareholders to conduct an advisory vote on executive compensation every three years, the next advisory vote will occur in 2022 as part of the 2022 Annual Meeting.

The main components of our executive compensation program for 2019 consisted of the following items, which are described in greater detail in the sections below:

●	base salary;

●	annual cash incentive awards;

●	equity-based long-term incentive compensation (comprised of both time-based vesting equity awards and performance-based equity awards); and

●	severance benefits for certain terminations of employment.

In 2019, none of our Named Executive Officers was subject to a traditional employment agreement providing for guaranteed compensation amounts or severance protection for terminations of employment. However, Mr. Kearney, our Chief Executive Officer, is party to an offer letter that provides for an initial level of annual base salary, target bonus opportunities, equity based incentive awards, and certain termination benefits upon a qualifying termination of employment, and each of our other Named Executive Officers is a party to an offer letter that provides for certain levels of annual base salary, target bonus opportunities, and equity based incentive awards (each, an “Offer Letter”). Our Executive Change-in-Control Severance Plan (the “CIC Severance Plan”) also provides severance protection in connection with certain qualifying terminations following a change in control for our Named Executive Officers who participate in this plan, and our Executive Retention and Severance Plan also provides severance payments in connection with certain qualifying terminations unrelated to a change in control. See “—Potential Payments upon Termination or a Change in Control,” for a more detailed discussion of all of our arrangements providing for payments upon a termination or change in control.

Program Highlights for 2019

In 2019, the Compensation Committee continued to work with its compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to assist the Company in ensuring that (i) total executive compensation is within the market range compared to the executive compensation among the Company’s peer group, and (ii) overall compensation aligns the executives’ interests with those of the Company’s stockholders by tying a meaningful portion of each executive’s cash and equity to the achievement of performance targets and by including both time-based and performance-based vesting requirements in the long-term equity incentive compensation awards. Consistent with the above, the Company continues to maintain executive compensation programs that reflect positive corporate governance features, including:

●	A large portion of total compensation is provided under variable, at-risk performance-based elements to align pay and performance;

●	Multiple performance metrics are utilized across our short- and long-term incentive plans;

●	Maximum payout is limited under our short- and long-term incentive plans;

●	We maintain stock ownership guidelines for officers and non-employee directors;

●	Anti-hedging and anti-pledging policies are included in our Insider Trading Policy;

●	The Compensation Committee engages an independent outside consultant to help the Committee evaluate and monitor our compensation program;

●

We utilize reasonable post-employment and change-in-control provisions that do not allow single-trigger change-in-control payments or excise tax gross-ups, and we do not maintain employment agreements or other agreements providing our executive officers with a contractual right to cash severance following a termination of employment that occurs without a change in control (other than with respect to the historical arrangement with Mr Kearney described below, and limited severance provided under our Executive Retention and Severance Plan beginning in 2019, which supersedes the severance obligations provided under this historical arrangement except with respect to treatment of certain equity awards upon a qualifying termination of employment); and

●

We have clawback provisions in key agreements, such as our RSU award agreements, the CIC Severance Plan, the Executive Retention and Severance Plan, and beginning in 2018, our Named Executive Officers also became subject to a Recoupment Policy that applies to all incentive compensation paid to our NEOs.

Objectives of the Compensation Program

The Company is focused on establishing an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the Named Executive Officers. We annually re-evaluate whether our compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.

To ensure the Company continues to meet its compensation objectives as a public company, we have been working with Meridian and using market data to develop an understanding of the current compensation practices among peers and to ensure that our executive compensation program will be benchmarked against peers within the industry. In furtherance of this goal, the Compensation Committee determined in October 2018, based on data provided by Meridian, to make certain changes to the peer group used for purposes of evaluating our compensation practices for 2019 in order to ensure that the size of the companies in the peer group is closer to that of the Company. Specifically, three larger companies (McDermott International, Inc., Oceaneering International Inc., and Matrix Service Co.,) were removed from the peer group, and four companies were added to the peer group (Key Energy Services, Inc., Parker Drilling Company, PHI, Inc., and Tidewater Inc.). Accordingly, a peer group consisting of the following 14 companies was used for purposes of establishing our executive compensation program for 2019:

●	Core Laboratories N.V.;

●	Dril-Quip, Inc.;

●	Forum Energy Technologies, Inc.;

●	Helix Energy Solutions Group, Inc.;

●	Hornbeck Offshore Services, Inc.;

●	Key Energy Services, Inc.;

●	Newpark Resources, Inc.;

●	Oil States International, Inc.;

●	Parker Drilling Company;

●	PHI, Inc.;

●	RPC, Inc.;

●	SEACOR Holdings Inc.;

●	Tetra Technologies, Inc.; and

●	Tidewater, Inc.

Meridian worked with our Compensation Committee to select this group of publicly traded companies from the same or similar industries and within a certain range of our annual revenue to serve as the Company’s peer group for purposes of obtaining data regarding the compensation practices of peers. The Compensation Committee evaluates this peer group from time to time so that appropriate adjustments can be made.

In order to ensure that the Company’s total compensation program is competitive with its peers, the Compensation Committee approved the specific allocation of each Named Executive Officer’s total targeted compensation for 2019 among the various compensation elements.

Components of the Company’s Executive Compensation Program

For 2019, in addition to fixed annual base salaries, the Named Executive Officers received annual cash incentive opportunities, which were awarded pursuant to specific formulas based on Company performance measures, subject to discretionary adjustment for certain executives based on individual performance. In addition, each of the Named Executive Officers was eligible to receive equity-based awards under our long-term incentive plan. The Company believes this mix of compensation aligns its executives’ compensation with the Company’s short-term and long-term goals, as well as with the interests of the Company’s stockholders.

The Company offers change-in-control severance protection through its CIC Severance Plan, and beginning in 2019, severance protection for qualifying terminations of employment that occur without a change in control, pursuant to the Executive Retention and Severance Plan. In light of these arrangements, none of the Named Executive Officers are a party to a traditional employment agreement. However, Mr. Kearney is subject to an Offer Letter that provides for accelerated vesting of equity awards upon certain qualifying terminations as well as termination benefits upon certain qualifying terminations following a change in control, but the severance obligations with respect to a qualifying termination for Mr. Kearney under this Offer Letter were replaced in 2019 with the severance obligations provided under the Executive Retention and Severance Plan, except with respect to treatment of Mr. Kearney’s outstanding equity awards upon certain qualifying terminations of employment, which continue to be governed by the provisions of his Offer Letter. See “—Long-Term Incentives—Severance Benefits,” for a more detailed discussion of the severance benefits offered by the Company to each of the Named Executive Officers.

Below is a description of each of the principal elements of the Company’s compensation programs in effect as of the close of our most recent fiscal year and the Company’s view on these elements. The Company recognizes that in connection with the review the Supervisory Board or Compensation Committee is undertaking with Meridian, the goals themselves and the methods of implementing those goals may change in the future.

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation for each year for performing specific job responsibilities. It represents the minimum income a Named Executive Officer may receive in any year. Base salaries are generally reviewed by the Compensation Committee on an annual basis for each Named Executive Officer based on market and peer group data provided by Meridian, the Company’s performance, cost-of-living adjustments, and the individual’s performance, experience, and responsibilities. Base salaries are also re-evaluated at the time of any promotion or significant change in job responsibilities. Based on the Compensation Committee’s evaluation of current industry conditions, market data provided by Meridian, and the Company’s compensation philosophy and goals, no material changes in base salary were implemented in 2019 other than in connection with position changes, as described below. Accordingly, the following base salaries from 2018 remained in place at the beginning of 2019:

Name	Annual Base Salary
Michael C. Kearney	$750,000
Kyle McClure	$350,000
Steven Russell	$365,000
Nigel Lakey	$310,000
John Symington	$365,000

When Ms. Cougle was hired as our new Senior Vice President and Chief Financial Officer in May, 2019, and pursuant to her Offer Letter, her initial base salary was set at $360,000. In connection with Mr. Lakey’s transition to the role of Senior Vice President, Technology in November, 2019, and pursuant to his Offer Letter, his annual base salary was increased to $350,000, effective November 21, 2019. Also as a result of our Compensation Committee’s annual base salary review, effective February 20, 2019, Mr. Russell’s base salary was increased to $375,000, and effective July 18, 2019, Mr. Symington’s base salary was increased to $375,000. Each Named Executive Officer’s annual base salary as in effect following any applicable increase during 2019 is set forth in the table below.

Name	Annual Base Salary
Michael C. Kearney	$750,000
Melissa Cougle	$360,000
Kyle McClure	$350,000
Steven Russell	$375,000
Nigel Lakey	$350,000
John Symington	$375,000

In the future, the Company expects the Compensation Committee will continue to review base salaries on an annual basis to determine if the Company’s financial and operating performance, as well as the executive officer’s personal performance, market conditions, and any other factors that the Compensation Committee deems appropriate to consider, support any adjustment to the executive officer’s base salary. The amounts set forth in the Summary Compensation Table below do not reflect the annual rate of salary that is “set” for the year, but what is considered “earned” for that year; thus they may differ slightly from these amounts due to salary adjustment during the year.

Annual Cash Incentives

Our annual incentive program in 2019 was designed to provide management, including our Named Executive Officers, with an annual incentive opportunity that was tied to certain metrics measuring the Company’s performance (including an emphasis on the importance of safety in measuring such performance) while remaining competitive with our peers.

The annual incentive program is a short-term cash incentive program, which has a one-year performance period and is intended to reward management, including executives for Company and individual performance. In 2019, the Compensation Committee continued to evaluate and oversee the annual incentive program for our Named Executive Officers, in consultation with Meridian. Based on this evaluation and similar to the annual incentive program for 2018, the annual incentive program for 2019 provided for a target incentive opportunity expressed as a percentage of each executive officer’s salary, estimated for purposes of the table below based on the annual rate of base salary in effect following any salary changes that were implemented in 2019, as follows:

Name	Target Annual Incentive Award (% of Annual Base Salary)	Target Annual Incentive Award ($)
Michael C. Kearney	100%	750,000
Melissa Cougle	100%	360,000
Kyle McClure	100%	350,000
Steven Russell	100%	375,000
Nigel Lakey	75%	262,500
John Symington	75%	281,250

The amounts listed in the table above reflect each individual’s STI target award, based on a level of achievement that results in a 100% payout. However, for 2019, payout for achievement of target performance goals was set at 80% of the targeted amounts shown above. Furthermore, annual incentive opportunities for those that received mid-year salary or target incentive adjustments were prorated accordingly.

The target incentive opportunity is dependent on the Company’s achievement of three corporate-wide quantitative and formulaic performance goals, with each metric being weighted as follows in determining the potential payout for each Named Executive Officer:

(1)     Adjusted EBITDA (weighted 80%);

(2)     Days Sales Outstanding (“DSO”)* goals (weighted 10%); and

(3)     Safety goals (Total Recordable Incident Rate) (weighted 10%).

* “Days Sales Outstanding” or “DSO” is a metric used to measure the number of days it takes to convert sales into cash, and thereby measuring the effectiveness of our credit and collection efforts in the extension of credit to our customers.

Each individual incentive payout was adjusted by an individual performance modifier based on the executive’s performance as measured in the annual performance management cycle. In addition, the incentive payment for any named executive officer who did not complete all required compliance training would include an automatic reduction of 10%.

These metrics were approved to ensure that our goals and targets continue to ultimately reflect our true performance. The following table illustrates the potential payout levels for 2019.

Metric	Weighting	Minimum (50% Payout)	Target (80% Payout)	Above Target (100% Payout)	Maximum (200% Payout)
Adjusted EBITDA	80%	$45M	$60.5M	$67.1M	$100M
DSO	10%	85 days	80 days	75 days	70 days
Safety (TRIR)	10%	0.71	0.63	0.57	0.43

As reflected in the table above, the cash incentive awards for the Named Executive Officers were expected to be paid at 80% of the target levels if the Company achieved the target performance metrics for 2019, with no payout occurring unless a threshold performance level of the target metrics was achieved. Achievement of the threshold level was expected to result in a 50% payout of a Named Executive Officer’s target cash incentive award. In order to create additional incentive for exceptional Company performance based on the metrics described above, annual incentive awards for 2019 for our Named Executive Officers could be paid at 100% of target levels for meeting certain performance metrics in excess of target results, and up to two times the target levels if maximum performance metrics were met. In addition, in the event of a fatality in operations, the safety portion of the incentive payment would be paid out at zero.** This demonstrates the importance of safety to the Company.

**The fatal accident in January 2019 was excluded for purposes of calculation of the 2019 incentive payments because the 2018 incentive payments were reduced in consideration of that accident.

For performance achievement between threshold, target, and maximum levels, payouts are interpolated on a sliding scale between levels. The actual results we attained with respect to the performance metrics established for 2019 yielded a 67% payout. This was based on actual results as described in the table below.

Goal	Weighting	Actual	Achievement (%)
Adj. EBITDA, $M	80%	$57.5M	74.1%
Days Sales Outstanding (DSO)	10%	94	0%
Safety, TRIR	10%	0.64	76.3%
Total Payout %			67%

No adjustments were made to the payment to any Named Executive Officer’s individual annual incentive payment for 2019 based on the individual performance modifier, and no other adjustments were made to any of our Named Executive Officer’s individual annual incentive payment for 2019, except as follows. Ms. Cougle’s bonus was pro-rated to reflect the portion of the year during which she was employed as our Chief Financial Officer, and the bonuses of Messrs. Russell, Lakey and Symington were pro-rated based on the salary adjustments they received during 2019.

Long-Term Incentives

Long-Term Incentive Plan (the “LTIP”)

To create additional incentives for the executive officers to continue to grow value for the Company, the Company established the Frank’s International N.V. Long-Term Incentive Plan. The LTIP was adopted by the Company’s Board and approved by stockholders prior to the completion of our initial public offering. We believe a formal long-term equity-based incentive program is important and consistent with the compensation programs of the companies in our peer group. We also believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

●	balances short and long-term objectives;

●	aligns our executives’ interests with the long-term interests of our stockholders;

●	rewards long-term performance relative to industry peers;

●	makes our compensation program competitive from a total remuneration standpoint;

●	encourages executive retention; and

●	gives executives the opportunity to share in our long-term value creation.

Our Compensation Committee has the authority under the LTIP to award incentive equity compensation to our executive officers in such amounts and on such terms as the committee determines appropriate in its sole discretion. To date, our long-term equity-based incentive compensation has consisted of grants of time-based and performance-based restricted stock unit (“RSU”) awards; however, our Compensation Committee may determine in the future that different and/or additional award types are appropriate. An RSU is a notional share of the Company’s common stock that entitles the grantee to receive a share of common stock upon the vesting of the RSU. We believe RSUs effectively align our executive officers with the interests of our stockholders on a long-term basis and have retentive attributes.

In February of 2015, we began our practice of making annual grants of RSUs to our Named Executive Officers that generally provide for ratable vesting over a period of three years. In 2016, the Compensation Committee implemented changes in the long-term incentive program for the Company’s executive leadership. Starting in 2016, generally 50% of the annual RSU awards granted to our senior executive officers were provided in the form of performance-based RSUs (“PRSUs”), while the remaining 50% of annual RSUs continued to be provided in the form of time-based RSUs. The annual time-based RSU provide for ratable vesting over a period of three years. In general the PRSUs granted in 2017 (the “2017 PRSUs”) were scheduled to vest in 2019 following the end of a three-year performance period, subject to both the awardholder’s continuous employment and the Company’s total shareholder return (“TSR”) performance as compared to the TSR performance of its peer group, with payout determined as follows (payout percentage is applied to the target level, which is the target number of PRSUs denominated in the award):

Level	TSR Percentile Rank vs. Peer Group	Payout Percentage
Maximum	75th percentile and above	150% of Target Level
Target	50th percentile	100% of Target Level
Threshold	25th percentile	50% of Target Level
	Below 25th percentile	0%

In September 2017, Mr. Kearney was awarded 2017 PRSUs in connection with his appointment as Chief Executive Officer of the Company which are scheduled to vest on September 26, 2020 following the end of a three year performance period, subject to his continued employment through such date. Mr. Kearney’s 2017 PRSUs are subject to the same performance metrics and payout determinations outlined above for the 2017 PRSUs granted to the other senior executive officers.

In subsequent years, we have continued our practice of granting awards consisting of 50% performance-based RSUs and 50% time-based RSUs to most of our senior executive officers. The time-based RSUs have continued to provide for ratable vesting over a period of three years. The PRSUs vest at the end of a three-year performance period, subject to both the awardholder’s continuous employment and the company’s relative TSR performance.

However, effective for new PRSU grants in 2018 (the 2018 PRSUs”), three changes were implemented: (1) performance at the end of the three-year performance period is measured by calculating TSR performance separately with respect to three separate one-year achievement periods included in the three year performance period, resulting in a weighted average payout at the end of the three-year performance period; (2) the Company’s relative TSR is measured against the companies listed in the SPDR S&P Oil & Gas Equipment and Services ETF, a fund whose investments are based on an index derived from the oil and gas equipment and services segment of a U.S. total market composite index; and (3) in determining payout amounts, the TSR relative percentile rank and the resulting payout percentages include the following levels:

Level	TSR Percentile Rank vs. Peer Group	Payout Percentage
Maximum	90th percentile and above	200% of Target Level
Target	75th percentile	150% of Target Level
Target	50th percentile	100% of Target Level
Threshold	25th percentile	50% of Target Level
	Below 25th percentile	0%

Because there is expected consolidation in the industry, the relied-upon index is both a relevant comparison of industry performance and a stable comparator set. The one-year achievement periods were intended to smooth out cyclicality in our industry. Payout under the 2019 PRSUs is determined in the same manner as for the 2018 PRSUs (see the table above).

New-Hire Awards

In addition to the RSUs and PRSUs described above, our new Named Executive Officers have typically received one-time grants of time-based RSUs in connection with their appointments as executive officers of the Company. On May 29, 2019, in connection with her appointment as our Chief Financial Officer, Ms. Cougle received a grant of 46,875 RSUs, vesting in three annual instalments on each anniversary date of May 29, 2019.

Executive Deferred Compensation Plan (the “EDC Plan”)

Historically, the Company provided long-term incentives through discretionary Company contributions under the EDC Plan for executive officers participating in the plan, including Mr. McClure, and serving as a long-term retention tool. Company contributions to the EDC Plan were suspended indefinitely in 2015. Further, participation was closed for new employees following the 2015 year.

The EDC Plan also allows each participating officer, including Mr. McClure, to elect to defer a percentage of his compensation (defined as the participating officer’s base salary, bonus, commission, and any other cash or equity-based compensation approved by the plan’s administrative committee) until the executive’s termination of employment or until a future date specified by the executive at the time of his deferral election. With Mr. McClure’s departure in 2019, the EDC Plan no longer applies to any Named Executive Officers in 2020.

The Compensation Committee has not made any discretionary Company contributions under the EDC Plan since 2014 for any executive officer in order to focus its long-term incentives on other elements of compensation, such as awards granted under the company’s long-term incentive plan and stock purchased under the ESPP (both plans, as described below)—incentives that more closely align the Named Executive Officers’ long-term incentive compensation with the interests of our shareholders.

Employee Stock Purchase Plan (the “ESPP”)

Prior to the completion of the Company’s initial public offering, the Supervisory Board adopted, and shareholders approved, the ESPP, in order to enable eligible employees (including the Named Executive Officers) to purchase shares of the Company’s Common Stock at a discount following the effective date of the ESPP, which was January 1, 2015. This plan encourages stock ownership and aligns the interests of the executives with our shareholders. Purchases under the ESPP are accomplished through participation in discrete offering periods. This ESPP is intended to qualify as an employee stock purchase under section 423 of the Internal Revenue Code of 1986, as amended, (the “Code”). A maximum of 3,000,000 shares of the Company’s Common Stock has been reserved for issuance under the ESPP, subject to appropriate adjustments to reflect changes in the Common Stock caused by certain events like stock splits or a change in control. The number of shares of stock that may be granted to any single participant in any single option period will be subject to certain limitations set forth in the plan.

Severance Benefits

Other than Mr. Kearney, who is party to an Offer Letter providing for certain payments and benefits upon certain qualifying terminations of employment, none of our Named Executive Officers is a party to an individual employment agreement providing for severance upon a termination of employment. However, in 2015, the Supervisory Board approved and adopted the CIC Severance Plan providing severance payments in a “double-trigger” situation, and in 2019 the Supervisory Board approved and adopted the Executive Retention and Severance Plan, providing severance benefits in the case of a qualifying termination. The Named Executive Officers’ participation in the CIC Severance Plan and the Executive Retention and Severance Plan supersedes any individual severance rights previously applicable under the historical individual arrangements described above, except with respect to treatment of Mr. Kearney’s outstanding equity awards upon certain qualifying terminations of employment, which continue to be governed by the provisions of his Offer Letter.

CIC Severance Plan

Under the CIC Severance Plan, the Named Executive Officers who are participants in the plan are entitled to receive a cash severance equal to two times the sum of the executive’s annual base salary and target incentive opportunity for the year of termination upon a qualifying termination, which is defined as an involuntary termination within the 24-month period following a change in control. All of our Named Executive Officers were participants in this plan in 2019, with Ms. Cougle becoming a participant in this plan following her appointment as our Chief Financial Officer in May, 2019. When Mr. Kearney became a participant in this plan in 2019, he forfeited any right to severance benefits in connection with a change in control under the terms of his Offer Letter. There are no single-trigger change-of-control payments provided under this plan, nor do we provide any 280G parachute payment tax gross-ups. However, we believe that competitive double-trigger payments provides financial protection to employees following an involuntary loss of employment in connection with a change in control. We believe that these types of benefits enable our executives to focus on important business decisions in the event of any future acquisition of our business, without regard to how the transaction may affect them personally. We believe that this structure provides executives with an appropriate incentive to cooperate in completing a change in control transaction if such transaction is in the best interest of the Company and its shareholders. Participation in the CIC Severance Plan is contingent upon the executive entering into a participation agreement in which the executive agrees to certain restrictive covenants during and following employment with the Company.

Executive Retention and Severance Plan

Under the Executive Retention and Severance Plan, the Named Executive Officers who are participants in the plan are entitled to receive severance in the amount of one times annual base salary, plus limited payments and reimbursements to cover outplacement assistance and health plan coverage, upon a qualifying termination of employment, which is defined as a termination by the Company without cause, or resignation by the executive for good reason. In order to prevent payment of benefits under both the CIC Severance Plan and the Executive Retention and Severance Plan, a termination in connection with a change in control entitling the executive to payment under the CIC Severance Plan cannot be a qualifying termination under the Executive Retention and Severance Plan. All of our Named Executive Officers were participants in this plan in 2019, with Ms. Cougle becoming a participant in this plan following her appointment as Chief Financial Officer in May, 2019.

Mr. Kearney’s Offer Letter

Mr. Kearney’s Offer Letter provides that in lieu of participation in the Company’s CIC Severance Plan, the following benefits will become payable should Mr. Kearney’s employment with the Company be terminated by the Company without cause or by him for good reason on or within 24 months following a change in control: (1) a lump sum cash severance payment equal to (a) 1.0x his then-current annual base salary if such termination occurs prior to the first anniversary of the effective date of his Offer Letter, or (b) 0.5x his then-current salary if such termination occurs on or after the first anniversary of the effective date but prior to the second anniversary of the effective date, and (2) 18 months of continued coverage under the Company’s group health plan on the same basis as similarly situated active employees. If Mr. Kearney’s employment is involuntarily terminated by the Company without cause or by him for good reason at any time, he will also be entitled to a pro-rated annual bonus payment for the year of his termination based on the target bonus amount, but pro-rated to reflect his period of service during the year. In 2019 Mr. Kearney became a participant in the CIC Severance Plan and the Executive Retention and Severance Plan, and as a consequence is no longer entitled to any severance benefits under the terms of his Offer Letter, except with respect to the treatment of his outstanding equity awards upon certain qualifying terminations of employment, which continue to be governed by the terms of his Offer Letter.

Other Arrangements

In addition, the Named Executive Officers may become entitled to continued vesting under the terms of certain outstanding RSU and/or PRSU awards upon qualifying terminations of employment (subject to certain restrictive covenant obligations).

In connection with his termination of employment in 2019, we entered into a separation agreement with Mr. McClure providing for certain other separation payments or benefits.

See “—Potential Payments upon Termination or a Change in Control,” for a more detailed discussion of the payments and benefits provided under each of the arrangements noted above. We believe that these arrangements help to ensure the day-to-day stability and focus of our management team and are consistent with competitive practices.

Perquisites and Other Compensation Elements

The Company offers participation in broad-based retirement, health, and welfare plans to all employees. The Company currently maintains a plan intended to provide benefits under section 401(k) of the Code where employees are allowed to contribute portions of their base compensation into a retirement account (the “401(k) Plan”). In 2019, the Company’s matching contribution rate was 100% of the first 3% of eligible compensation deferred by an employee and 50% on any employee contributions between 4% and 6% of eligible compensation, up to the annual allowable U.S. Internal Revenue Service limits. The 401(k) Plan is designed to encourage all employees, including the participating Named Executive Officers, to save for the future.

In 2016, the Company continued the process of phasing out the limited perquisites it previously provided for its Named Executive Officers in prior years. In 2019, we did not provide any perquisites for any of our Named Executive Officers.

Risk Assessment

The Company’s Supervisory Board has reviewed the Company’s compensation policies as generally applicable to employees and believes that these policies do not encourage excessive or unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

●	The Company’s overall compensation levels are competitive with the market;

●

The Company’s compensation mix is balanced among (i) fixed components, like salary and benefits, (ii) annual incentives that reward the Company’s overall financial and business performance, business unit financial performance, operational measures, and individual performance, and (iii) long-term incentives that align executives’ interests with those of our shareholders, encouraging them to preserve long-term shareholder value and avoid excessive risks;

●	Multiple performance metrics are used across the short- and long-term incentive program;

●	Incentive programs have maximum payout limitations;

●

Long term incentive programs are made on an annual basis creating overlapping vesting and performance measurement periods, and ensuring that executives remain exposed to the risks of their decisions over time;

●	Named Executive Officers are subject to stock ownership guidelines that require that they hold a minimum value of stock while employed by the Company;

●

We have clawback provisions in key agreements, such as our RSU award agreements and the CIC Severance Plan, and beginning in 2018, our Named Executive Officers also became subject to a Recoupment Policy that applies to all incentive compensation paid to our NEOs; and

●	Our insider trading policy contains prohibitions against pledging and engaging in hedging transactions with respect to our stock and other securities.

In summary, although a portion of the compensation provided to the Named Executive Officers may be based on the Company’s performance and on the individual successes of the employee, the Company believes its compensation programs do not encourage excessive and unnecessary risk-taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both short- and long-term operational and financial goals of the Company. Additionally, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests of executives and stockholders, thereby reducing the incentives for unnecessary risk-taking. Facets of compensation that incentivize these executives but mitigate risk-taking have been and will continue to be one of the many factors considered by the Compensation Committee and the Supervisory Board (as applicable) during its review of the Company’s compensation programs and during the design of new programs that may become effective in connection with the Company’s continued growth and development. In the future, the Compensation Committee or the Supervisory Board will seek to ensure that any changes made to the compensation programs do not encourage excessive or unnecessary risk-taking and that any level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

Our Named Executive Officers are subject to stock ownership guidelines that were established by our Supervisory Board. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stockholders. The guidelines are expressed in terms of the value of our executive officers’ equity holdings as a multiple of each currently employed executive officer’s base salary, as follows:

Officer Level	Ownership Guideline
President/Chief Executive Officer	5x annualized base salary
Direct Reports to the CEO	3x annualized base salary
All other executive officers	2x annualized base salary

These stock ownership levels must be achieved by each individual within 5 years of the later of the date that the stock ownership guidelines became effective in 2015 or the date that the individual was first appointed as an executive officer or Direct Report to the CEO on the executive leadership team (with such 5-year period resetting upon an officer’s promotion to a higher ownership guideline multiple). Messrs. McClure, Symington, Russell, and Lakey, and Ms. Cougle, all served as Direct Reports to the CEO during 2019.

Equity interests that count toward the satisfaction of the ownership guidelines include stock owned outright by the employee or jointly owned, stock owned indirectly by the employee (e.g., by a spouse or in a trust for the benefit of the executive or his family), stock held under the officer’s account under any company-sponsored retirement plan or under the Company’s employee stock purchase plan, unvested RSUs or restricted stock held by the officer, any non-restricted shares granted to the officer pursuant to the LTIP, and any stock purchased by the officer in the open market. During the five-year grace period for compliance, an individual may not sell any shares of common stock, except for personally-held shares, until that individual’s stock ownership level has been achieved. To the extent shares of common stock have been sold from vested RSUs granted by the Company, the equivalent amount of personally-held shares of common stock may not be sold unless the individual has satisfied their applicable ownership level. Pursuant to our Stock Ownership Guidelines, ownership is calculated based on an individual’s annual base salary and the average closing price of a share of the Company’s common stock over the previous calendar year. All of our Named Executive Officers are currently in compliance with or are on track to be in compliance with the applicable requirements of our stock ownership guidelines.

Additionally, we have stock ownership guidelines for our non-employee directors, requiring a minimum holding of 5x the annualized cash retainer. For information regarding these guidelines, please see “Director Compensation” below.

Recoupment Policy

Effective October 30, 2018 our Named Executive Officers became subject to a “Recoupment Policy” applicable to (i) incentive compensation granted, vested, paid or settled after such date of the Recoupment Policy and (ii) incentive compensation granted under a plan or award agreement that references the possibility of recovery or forfeiture under a clawback or compensation recoupment policy. All outstanding awards of incentive compensation provide for such possibility.

The Recoupment Policy provides that the Compensation Committee may, in its sole discretion, recover from any current or former employee of the Company who is or was an officer under the Exchange Act (including our Named Executive Officers) any or all of the incentive compensation granted within the 36-month period preceding a financial restatement or in the 36-month period preceding and following any Named Executive Officer’s “misconduct.”

“Misconduct” is defined in the Recoupment Policy to mean a determination by the independent directors of the Board that a Named Executive Officer has (i) engaged in gross negligence, incompetence, or misconduct in the performance of the Named Executive Officer’s duties with respect to the Company; (ii) has failed to materially perform his duties and responsibilities to the Company; (iii) has breached any written agreement with the Company; (iv) has breached any corporate policy or code of conduct established by the Company; (v) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company, in terms of business operations, financial results, or reputation; (vi) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company, or (vii) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

Accounting and Tax Considerations

Section 162(m) of the Code limits the deductibility of certain compensation expenses in excess of $1,000,000 to certain of executive officers in any fiscal year. Compensation pursuant to certain grandfathered arrangements that is “performance based” may be excluded from this limitation.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Company believes that maintaining the discretion to evaluate the performance of executive officers is an important part of the Company’s responsibilities and benefits public stockholders, and therefore, the Company may award compensation to the Named Executive Officers that is not fully deductible if it is determined that such compensation is consistent with the Company’s compensation philosophy and benefits stockholders.

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, section 409A of the Code.

Any equity awards granted to our employees, including executive officers, pursuant to the LTIP is reflected in the Company’s consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, Topic 718, “Compensation—Stock Compensation.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the annual compensation earned by or granted to the Named Executive Officers during the 2019, 2018, and 2017 fiscal years. For an explanation of the compensation mix and the relative amounts of each compensation element, please see the “Components of the Company’s Executive Compensation Program” section of our Compensation Discussion and Analysis above.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael C. Kearney Chairman, President and Chief Executive Officer	2019	750,000	—	2,943,659	502,500	—	13,378	4,209,537
	2018	750,000	—	1,150,914	915,000	—	12,375	2,828,289
	2017	199,039	—	2,785,229	219,247	—	553,478	3,756,993
Melissa Cougle Senior Vice President and Chief Financial Officer	2019	213,793	—	270,000	135,443	—	4,862	624,098
Steven Russell Senior Vice President, Operations	2019	369,943	—	448,558	247,643	—	12,600	1,078,744
	2018	324,788	—	229,671	248,736	—	12,375	815,570
Nigel Lakey Senior Vice President, Technology	2019	319,904	—	173,813	152,766	—	9,557	656,040
John Symington Senior Vice President, General Counsel, Secretary and Chief Compliance Officer	2019	369.559	—	448,558	185,539	—	11,077	1,014,734
	2018	190,923	—	182,503	164,419	—	4,633	542,478
Kyle McClure Former Senior Vice President and Chief Financial Officer	2019	180,620	—	392,483	—	25,905	238,037	837,045
	2018	350,000	—	380,759	427,000	—	12,375	1,170,134
	2017	329,769	130,000	326,266	342,283	9,805	12,150	1,150,273

(1)

The amounts reflected in this column include total annual salary earned for the fiscal year, regardless of whether any of these amounts were deferred under our deferred compensation arrangements or otherwise paid in another year. The salary amounts for Ms. Cougle and Mr. McClure represent a pro-rated portion of their annual rate of base pay to correspond to their period of employment with the Company in 2019. In addition to regular annual salary, Mr. McClure received a cash payment equal to $6,290 for accrued but unused vacation and sick time in connection with his termination; this payment to Mr. McClure is included in his salary amount in this column.

(2)

The amounts reflected in this column for 2019 reflect equity grants of RSUs and PRSUs granted in 2019, the details of which are reflected in the “Components of the Company’s Executive Compensation Program” section of our Compensation Discussion and Analysis above. All amounts reflected in this column represent the aggregate grant date fair value of the awards granted to the Named Executive Officers calculated pursuant to FASB ASC Topic 718, disregarding any potential forfeitures. With respect to PRSUs, the amount is also reflective of the “probable” outcome of vesting for accounting purposes. Please see Note 14 to our Consolidated Financial Statements for the 2019 fiscal year within our Form 10-K, filed with the SEC on February 25, 2020, for more details on the valuation assumptions for these equity awards.

(3)	All amounts in this column reflect short-term incentive awards granted to the NEOs on February 19, 2019 (May 29, 2019 for Ms. Cougle) for performance during 2019.

(4)

The amounts in this column relate to above-market or preferential earnings on compensation deferred under our EDC Plan. For 2019, only Mr. McClure received any above-market earnings on compensation deferred under the EDC Plan. The amounts reflected in this column for the prior fiscal years reflect the portion of any earnings, if any, that accrued under the EDC Plan in such years that were determined to be above-market or preferential under the SEC’s rules, using 120% of the applicable federal long-term rate as the reference rate. See the section entitled, “Non-Qualified Deferred Compensation Table,” below for more information about non-qualified deferred contribution earnings for our Named Executive Officers.

(5)	The amounts reflected in this column for the last completed fiscal year include the specific items reflected in the All Other Compensation table below.

All Other Compensation:

Name	Employer Matching Contributions Under 401(k) Plan ($)	Other ($)	Severance ($)(1)	Total ($)
Michael C. Kearney	12,600	778	—	13,378
Melissa Cougle	4,862	—	—	4,862
Steven Russell	12,600	—	—	12,600
Nigel Lakey	9.557	—	—	9,557
John Symington	11,077	—	—	11,077
Kyle McClure	8,037		230,000	238,037

(1)

This column reflects severance payments made to departing Named Executive Officers. In accordance with Mr. McClure’s separation agreement, he received in 2019 six installments of severance payments of $35,000 each, an additional cash payment of $12,500 in respect of COBRA premiums, and is eligible for $7,500 of outplacement assistance. His remaining severance payments payable in 2020 are not treated as accrued in 2019 for purposes of this disclosure. For more information regarding payments received by the Named Executive upon termination, please see the “Potential Payments upon Termination or a Change in Control” discussion below.

Grants of Plan-Based Awards for 2019

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)				All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Name	Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target 50th Percentile (#)	Target 75th Percentile (#)	Maximum (#)	(#)(4)	($)(5)
Michael C. Kearney	RSU	2/19/2019	—	—	—	—		—	—	199,165	1,312,497
	PRSU	2/19/2019	—	—	—	99,583	199,165	298,748	398,330	—	1.631,161
	Cash	2/19/2019	375,000	600,000	1,500,000	—	—	—	—	—	—
Melissa Cougle	RSU	5/29/2019	—	—	—	—		—	—	46,875	270,000
	Cash	5/29/2019	106,897	171,034	427,586	—	—	—	—	—	—
Steven Russell	RSU	2/19/2019	—	—	—	—	—	—	—	30,349	200,000
	PRSU	2/19/2019	—	—	—	15,175	30,349	45,524	60,698	—	248,558
	Cash	2/19/2019	184,972	295,954	739,886
Nigel Lakey	RSU	2/19/2019	—	—	—	—	—	—	—	11,760	77,498
	PRSU	2/19/2019	—	—	—	5,880	11,760	17,640	23,520	—	96,314
	Cash	2/19/2019	119,964	191,942	479,856	—	—	—	—	—	—
John Symington	RSU	2/19/2019	—	—	—	—	—	—	—	30,349	200,000
	PRSU	2/19/2019	—	—	—	15,175	30,349	45,524	60,698	—	248,558
	Cash		138,585	221,735	554,339
Kyle McClure (6)	RSU	2/19/2019	—	—	—	—	—	—	—	26,555	174,997
	PRSU	2/19/2019	—	—	—	13,278	26,555	39,833	53,110	—	217,485
	Cash	2/19/2019	87,165	139,464	348,660	—	—	—	—	—	—

(1)	The dates included in this column reflect the dates that the cash or equity awards disclosed in the table were granted.

(2)

Represents cash awards under the Company’s annual incentive program. The “Target” column represents 80% of the potential incentive opportunity set as a percentage of each executive officer’s salary and set forth in the “Compensation Discussion and Analysis— Components of the Company’s Executive Compensation Program—Annual Cash Incentives” (each Named Executive Officer’s potential incentive opportunity prior to applying the 80% factor is referred to herein as the Named Executive Officer’s individual short-term incentive award target). Amounts reported in the “Threshold” column reflect 50% of the each Named Executive Officer’s individual short-term incentive award target, and amounts in the “Maximum” column reflect 200% of each Named Executive Officer’s individual short-term incentive award target. If less than minimum levels of performance are attained with respect to the applicable performance goals, then no amount will be earned. Performance targets and target awards for the cash awards reported above are described under “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Annual Cash Incentives.” These amounts are determined as of the award’s grant date. The amounts actually paid to each Named Executive Officer are reflected in the Summary Compensation Table above. Ms. Cougle’s and Mr. McClure’s short-term incentive award target were prorated based on the number of months during 2019 that they were each employed by the Company. Messrs. Russell’s, Lakey’s and Symington’s short-term incentive award targets were each prorated based on the date of their adjustment in base salary during 2019.

(3)

Represents the potential number of shares payable under the performance-based restricted stock units (or PRSUs) granted under the LTIP. Amounts reported (a) in the “Threshold” column reflect 50% of the target number of shares denominated under each Named Executive Officer’s PRSU award, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the PRSUs, (b) in the “Target 50th Percentile” column reflect 100% of the target number of shares denominated under each Named Executive Officer’s PRSU award, which is the target amount payable under the PRSU awards for performance at target levels, (c) in the “Target 75th Percentile” column reflect 150% of the target number of shares denominated under each Named Executive Officer’s PRSU award, which is the target amount payable under the PRSU awards for performance at the 75th percentile target levels, and (d) in the “Maximum” column reflect 200% of the target number of shares denominated under the PRSUs, which is the maximum amount payable for performance at maximum levels. If less than minimum levels of performance are attained with respect to the total shareholder return (TSR) performance metrics applicable to the PRSUs, then 0% of the target number of PRSUs awarded will be earned. The number of shares actually delivered at the end of the performance period may vary from the target number of PRSUs, based on our achievement of the specific performance measures. Performance targets and target awards for the awards reported above are described under “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Long Term Incentives—Long-Term Incentive Plan.”

(4)

Represents shares of restricted stock units subject to time-based vesting conditions granted under the LTIP. The terms of these grants are described under “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Long Term Incentives—Long-Term Incentive Plan.”

(5)	See Note 3 in the Summary Compensation Table above for information on the value of the RSUs (the “2019 RSUs”) and PRSUs (the “2019 PRSUs”) granted in 2019.

(6)	Mr. McClure’s 2019 RSUs and 2019 PRSUs granted on February 19, 2019 were forfeited upon his separation on July 1, 2019.

Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2019 Fiscal Year

Summary Compensation Table. None of our Named Executive Officers was a party to a traditional employment agreement with the Company during the 2019 fiscal year. However, as disclosed in our Compensation Discussion and Analysis, Messrs. Kearney, McClure, Russell, Symington and Lakey, as well as Ms. Cougle, were each party to an Offer Letter that provides for certain levels of annual base salary, target bonus opportunities, and equity based incentive awards.

Mr. Kearney’s Offer Letter provides for an initial annual base salary of $750,000, an annual incentive bonus opportunity, beginning with a prorated bonus in 2017, based on performance criteria determined by the Supervisory Board or a committee thereof, with an expected target bonus opportunity equal to 100% of his base salary (prior to any pro-ration). Also pursuant to his Offer Letter, Mr. Kearney is eligible to receive, pursuant to our LTIP, annual grants of equity-based incentive awards with an expected aggregate grant date value equal to 350% of his annual base salary.

Ms. Cougle’s Offer Letter provides for an initial annual base salary of $360,000 and an annual incentive bonus opportunity, beginning with a prorated bonus in 2019, based on performance criteria determined by the Supervisory Board or a committee thereof, with an expected target bonus opportunity equal to 100% of her base salary. Also pursuant to her Offer Letter, Ms. Cougle will be eligible to receive, pursuant to our LTIP, annual grants of equity-based incentive awards with an expected aggregate grant date value equal to 100% of her annual base salary. Upon her date of hire, Ms. Cougle received an initial grant of RSUs valued at $270,000, which consisted of RSUs scheduled to vest ratably in three equal annual instalments beginning on May 29, 2020.

Mr. Russell’s Offer Letter provides for an increase in his annual base salary to $365,000 and an increase in his annual incentive bonus based on both corporate and individual performance, with an expected target bonus opportunity equal to 75% of his annualized base salary. Also pursuant to his Offer Letter, Mr. Russell is eligible to receive, pursuant to our LTIP, annual grants of equity-based incentive awards with an expected aggregate grant date value equal to 100% of his annualized base salary.

Mr. Lakey’s Offer Letter provides for an initial annual base salary of $350,000, an annual incentive bonus opportunity based on performance criteria determined by the Supervisory Board or a committee thereof, with an expected target bonus opportunity equal to 75% of his base salary. Also pursuant to his Offer Letter, Mr. Lakey is eligible to receive, pursuant to our LTIP, annual grants of equity-based incentive awards with an expected aggregate grant date value equal to 75% of his annual base salary.

Mr. Symington’s Offer Letter provides for an initial annual base salary of $365,000 and an annual incentive bonus opportunity based on performance criteria determined by the Supervisory Board or a committee thereof, with an expected target bonus opportunity equal to 75% of his base salary. Also pursuant to his Offer Letter, Mr. Symington is eligible to receive, pursuant to our LTIP, annual grants of equity-based incentive awards with an expected aggregate grant date value equal to 100% of his annual base salary.

Mr. McClure’s Offer Letter provided for an initial annual base salary of $350,000, an annual incentive bonus opportunity based on performance criteria determined by the Supervisory Board or a committee thereof, with an expected target bonus opportunity equal to 100% of his base salary. Also pursuant to his Offer Letter, Mr. McClure was eligible to receive, pursuant to our LTIP, annual grants of equity-based incentive awards with an expected aggregate grant date value equal to 100% of his annual base salary.

Each Named Executive Officer’s fixed payments (i.e., base salary) for 2019, as a percentage of total compensation varied, depending on the position. For Mr. Kearney, salary represented approximately 18% of total compensation; for Ms. Cougle, this percentage was approximately 34%; for our other Named Executive Officers employed with us for the entire year, other than our chief executive officer and our chief financial officer, this percentage ranged from 34% to 49%. Mr. McClure was not included in this calculation because of his separation from the Company in 2019.

Mr. McClure entered into a separation agreement with the Company effective July 1, 2019, which provided for (a) a cash payment of $350,000 paid in ten (10) equal consecutive monthly instalments, (b) a lump sum of $12,500, which may be used to pay COBRA premiums following termination, (c) outplacement assistance benefits of $7,500, and (d) continued vesting as if he were still employed of the shares under his 2018 PRSU award agreement.

For more discussion of Mr. McClure’s separation agreement, see “—Potential Payments Upon Termination or a Change in Control.”

Grants of Plan Based Awards Table. The 2019 RSUs granted to Messrs. Kearney, Russell, Lakey and Symington under our LTIP are scheduled to vest ratably in three equal annual instalments beginning on February 19, 2020. The 2019 RSUs granted to Ms. Cougle in connection with her appointment as Chief Financial Officer are scheduled to vest ratably in three equal annual instalments beginning on May 29, 2020. The 2019 RSUs granted to Mr. McClure were forfeited upon his separation from the Company on July 1, 2019. Upon certain terminations of employment or our change in control, the 2019 RSUs may be allowed to continue vesting pursuant to the original vesting schedule (subject to certain restrictive covenants), as described in more detail below in “—Potential Payments Upon Termination or a Change in Control.”

The 2019 PRSUs granted to Messrs. Kearney, Russell, Lakey and Symington under our LTIP are scheduled to vest on February 19, 2022, based on the applicable payout percentage as determined by the performance criteria for the three-year performance period ending December 31, 2021 and subject to the Named Executive Officer’s continued employment through the applicable vesting date. The vesting of these PRSUs is described in more detail in “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Long Term Incentives—Long-Term Incentive Plan.” More specifically, while the PRSUs awarded to Mr. McClure in 2018 remain outstanding and eligible to vest, the 2019 PRSUs granted to Mr. McClure were forfeited upon his separation from the Company on July 1, 2019. Further details regarding the treatment of these PRSUs upon termination of employment of our named executive officers is described in “—Potential Payments Upon Termination or a Change in Control.”

Outstanding Equity Awards at 2019 Fiscal Year End

The table below reflects each equity-based compensation award held by our Named Executive Officers as of December 31, 2019. We have not granted any stock option awards to our Named Executive Officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(4)
Michael C. Kearney	312,490	1,615,573	821,689	4,248,132
Melissa Cougle	46,875	242,344	—	—
Steven Russell	44,950	232,392	94,498	488,555
Nigel Lakey	21,984	113,657	23,520	121,598
John Symington	46,681	241,341	60,698	313,809
Kyle McClure	—	—	19,100	98,747

(1)	This column reflects the number of shares of unvested RSUs held by each Named Executive Officer on December 31, 2019. These include the following grants of restricted stock unit awards:

●	In May 2017 to Mr. Russell (10,000 RSUs), of which one third vested on May 1, 2018, one third vested on May 1, 2019 and one third vests on May 1, 2020.

●

In September 2017 to Mr. Kearney (166,773 RSUs) in connection with his appointment as chief executive officer, of which one third vested on September 26, 2018, one third vested on September 26, 2019 and one third vests on September 26, 2020.

●	In February 2018 to Mr. Kearney (86,600 RSUs), of which one third vested on February 19, 2019, one third vested on February 19, 2020 and one third vests on February 19, 2021.

●	In February 2018 to Mr. Russell (16,900 RSUs), of which one third vested on February 23, 2019, one third vested on February 23, 2020 and one third vests on February 23, 2021.

●

In June 2018 to Mr. Lakey (15,336 RSUs) in connection with his appointment as President, Tubulars and Drilling Technologies, of which one third vested on June 18, 2019, one third vests on June 18, 2020 and one third vests on June 18, 2021.

●

In June 2018 to Mr. Symington (24,497 RSUs) in connection with his appointment as general counsel, of which one third vested on June 25, 2019, one third vests on June 25, 2020 and one third vests on June 25, 2021.

●

In February 2019 to Messrs. Kearney (199,165 RSUs), Russell (30,349 RSUs), Lakey (11,760 RSUs), and Symington (30,349 RSUs), of which one third vested on February 19, 2020, one third vests on February 19, 2021 and one third vests on February 19, 2022.

●

In May 2019 to Ms. Cougle (46,875 RSUs) in connection with her appointment as chief financial officer, of which one third vests on May 29, 2020, one third vests on May 29, 2021 and one third vests on May 29, 2022.

(2)

This column reflects the aggregate market value of all shares of unvested restricted stock units held by each Named Executive Officer on December 31, 2019 and is calculated by multiplying the number of RSUs outstanding on December 31, 2019 by the closing price of our common stock on December 31, 2019, the last day of trading on the NYSE for the 2019 fiscal year, which was $5.17 per share.

(3)

This column reflects the number of shares of unvested PRSUs held by each Named Executive Officer on December 31, 2019 and is based on the maximum number of PRSUs subject to each of the 2017, 2018 and 2019 awards. These include the following grants of PRSU awards (with numbers specified at the maximum level of performance):

●	In September 2017 to Mr. Kearney (250,159 PRSUs) in connection with his appointment as chief executive officer, with a performance period ending on September 26, 2020.

●

In February 2018 to Messrs. Kearney (173,200 PRSUs), Russell (33,800 PRSUs) and McClure (57,300 PRSUs, of which only 19,100 PRSUs remain outstanding, with the remainder forfeited upon Mr. McClure’s termination of employment) in each case, with a performance period ending on December 31, 2020.

●	In February 2019 to Messrs. Kearney (398,330 PRSUs), Russell (60,698 PRSUs), Lakey (23,520 PRSUs) and Symington (60,698 PRSUs), in each case, with a performance period ending on December 31, 2021.

(4)

This column reflects the aggregate market value of all shares of unvested PRSUs held by each Named Executive Officer on December 31, 2019 and is calculated by multiplying the number of unvested PRSUs, determined as described in Note (3) to this table, by the closing price of our common stock on December 31, 2019, the last day of trading on the NYSE for the 2019 fiscal year, which was $5.17 per share.

Option Exercises and Stock Vested in Fiscal Year 2019

The following table provides information concerning equity awards that vested or were exercised by our Named Executive Officers during the 2019 fiscal year. None of our Named Executive Officers hold any stock option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Michael C. Kearney	84,457	458,731
Melissa Cougle	—	—
Steven Russell	8,966	57,037
Nigel Lakey	5,112	30,416
John Symington	8,165	42,131
Kyle McClure	21,022	136,775

(1)	The equity awards that vested during the 2019 fiscal year consist of RSUs previously granted under the LTIP.

(2)

The amounts reflected in this column represent the aggregate market value realized by each Named Executive Officer upon vesting of the RSUs held by such Named Executive Officer, computed based on the closing price of our common stock on the last trading day prior to the applicable vesting date for RSUs.

Pension Benefits

The Company maintains the 401(k) Plan for its employees, including the Named Executive Officers, as well as the EDC Plan, but at this time, the Company does not sponsor or maintain a pension plan for any of its employees.

Non-Qualified Deferred Compensation Table

Name (1)	Plan Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals Distributions ($)(5)	Aggregate Balance at Last FYE ($)(6)
Kyle McClure	EDC Plan	—	—	29,659	—	153,348

(1)

As of the end of 2019, no contributions to the EDC Plan had been made by Mr. Kearney (or by the Company on his behalf),and none of Messrs. Symington, Russell and Lakey or Ms. Cougle, participated in the EDC Plan. Consequently, none of these Named Executive Officers are included in this table.

(2)

Under the EDC Plan, participants may elect to defer up to 75% of their base salary and up to 100% of annual incentive payments, commissions, or any such other cash or equity-based compensation as may be approved for deferral by the plan’s administrative committee. No Named Executive Officer elected to defer any compensation in the last fiscal year.

(3)

Company contributions to the EDC Plan are credited to participant accounts from year to year at the sole discretion of the employer and vest in full (along with related earnings on these contributions) after five years of credited service. The Company did not provide any contributions to any Named Executive Officer’s account in the last fiscal year.

(4)	This column represents the aggregate earnings (or losses) for 2019 for Mr. McClure’s account under the EDC Plan

(5)	This column reflects the aggregate withdrawals or distributions from the EDC Plan for Mr. McClure in 2019.

(6)

This column reflects the dollar amount of the total balance under Mr. McClure’s account under the EDC Plan as of the end of 2019. The EDC Plan amounts in this column that were previously reported as base salary in the Summary Compensation Table are as follows: Mr. McClure, $35,000 for 2018 and $28,735 for 2017.

Executive Deferred Compensation (EDC) Plan

The EDC Plan became effective January 1, 2009. However, Company contributions to the EDC Plan were suspended indefinitely in 2015. Further, participation was closed for new employees following the 2015 year. The EDC Plan allows participants to elect to defer up to 75% of their base salary and up to 100% of annual incentive payments, commissions, or any such other cash or equity-based compensation as may be approved for deferral by the plan’s administrative committee into the plan until a specified future date or a termination of employment. Amounts that a participant defers into the EDC Plan will be 100% vested at all times. We (or an affiliate) may also provide contributions to the EDC Plan on a participant’s behalf, which will be accompanied by a vesting restriction that will last for a period of five years. However, vesting will be accelerated in the event of a participant’s death, his disability, our change in control, or an involuntary termination from service without cause (each term as defined below in the section entitled, “—Potential Payments Upon Termination or a Change in Control”). If the participant’s employment is terminated for cause, or we determine that a participant has violated an agreement with us that contained non-competition or non-solicitation restrictions, the participant shall forfeit all unpaid contributions (as well as earnings thereon) that we contributed to the EDC Plan on his behalf.

If a participant chooses to receive his account balance on a specified future date, the participant may choose to receive a lump sum payment on that date or a series of two to five instalment payments that begin on that date. If a participant elects to receive his account balance upon a termination from service, all amounts other than company contributions will be paid in a single lump sum, while amounts credited to his account by us will be paid in five annual instalments; however, in the event that the separation from service occurs within twenty-four months of a change in control, the amount will be paid in a single lump sum. A participant may also choose to receive his account upon his retirement, where he can choose from a single lump sum or from a series of two to ten instalment payments. Payments from the EDC Plan upon a participant’s death or disability will be paid in a single lump sum payment. The EDC Plan will allow for earlier payments, however, in the event that a participant incurs an unforeseen emergency that may not be covered by insurance or by a liquidation of the participant’s assets (to the extent such a liquidation would not cause a substantial hardship in itself), or if necessary to comply with a domestic relations order.

While the participant has an account in the EDC Plan, the participant may choose to deem his account invested in one or more of the investment options the EDC Plan’s administrator has chosen for the plan, which may include our common stock. The deemed investment options are selected by the plan’s administrative committee, which can add or remove deemed investment options from the plan’s menu from time to time. Participants can select and change their deemed investment allocations at any time.

In 2019, the Compensation Committee determined that it would not make any discretionary Company contributions under the EDC Plan for any of the Named Executive Officers, in order to focus its long-term incentives on other elements of compensation, such as awards granted under the company’s long-term incentive plan, stock purchased under the ESPP (both plans, as described below), and other incentives that more closely align the Named Executive Officers’ long-term incentive compensation with the interests of our shareholders.

Potential Payments Upon Termination or a Change in Control

Executive Deferred Compensation (EDC) Plan

Each of the Named Executive Officers is entitled to accelerated vesting of the amount of any unvested Company discretionary contributions that have been credited to the executive officer’s account under the EDC Plan upon the occurrence of the earliest of the death of the executive while actively employed, the disability of the executive, a change in control, or an involuntary termination of employment other than for cause. For purposes of this accelerated vesting provision, the following definitions apply:

●

“Disability” means that the participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of not less than 12 months: (a) unable to engage in any substantial gainful activity, or (b) receiving income replacement benefits for a period of not less than three months under one of our accident or health plans.

●

“Change in control” for purposes of the EDC Plan means a change in the ownership of the employer, a change in the effective control of the employer, or a change in the ownership of a substantial portion of the assets of the employer, all as defined under section 409A of the Code.

●

“Cause” means the participant’s conviction of a felony or other crime; the participant’s commission of any act against the Company constituting willful misconduct, dishonesty, fraud, theft, or embezzlement; the participant’s failure to perform any material services, duties, or responsibilities required of him or her by the Company or to materially comply with the policies or procedures established by the Company (for any reason other than illness or physical or mental incapacity); the participant’s breach of any agreement entered into with the Company prior to or within one year following a termination of employment; the participant’s dependence on any addictive substance; the destruction of or material change to the Company’s property caused by willful or grossly negligent conduct; or the willful engaging by the participant in any other conduct that is demonstrably injurious to the Company.

Following Mr. McClure’s separation, none of the remaining Named Executive Officers has an account balance under the EDC Plan.

Long Term Incentive Plan

2017, 2018 and 2019 RSU Awards

The RSUs that were granted to the Named Executive Officers during 2017, 2018 and 2019 will receive accelerated vesting upon a termination of employment due to death or “Disability”. The awards will also accelerate in the event that the Company incurs a “Change in Control” and the executive is involuntarily terminated within 24 months following such Change in Control, in accordance with the terms of the CIC Severance Plan as described below. In addition, Mr. Kearney is entitled to accelerated or continued vesting treatment of his outstanding equity awards pursuant to the terms of his Offer Letter, as described below. Upon an involuntary termination without a Change in Control, the Company may elect, in its sole discretion, to enter into a special vesting agreement, contingent upon the executive’s execution thereof, under which the RSUs will continue to vest according to the vesting schedule as if the executive were continuing in the employment of the Company throughout the period during which the executive continuously satisfies certain non-competition and non-solicitation obligations. As defined in the RSU award agreements, each of the terms have the following meaning:

●

Unless otherwise defined in any applicable employment agreement between the executive and us, “Disability” means the executive’s inability to perform his or her duties or fulfil his or her obligations under the terms of his employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months as determined by the Company and certified in writing by a competent medical physician selected by the Company.

●

A “Change in Control” is generally defined in our LTIP as one of the following events: (i) the consummation of an agreement to acquire, or a tender offer for beneficial ownership of, 50% or more of either the then outstanding shares of common stock, or the combined voting securities that are entitled to vote in the election of directors; (ii) individuals who are on our board of directors on the effective date of our LTIP or any individuals whose election or appointment was approved by a majority of the board of directors as of that date (the “Incumbent Board”) cease to constitute a majority of the members of the board; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, where following such transaction, (a) our outstanding common stock or voting securities are converted into or exchanged for securities which represent more than 50% of the then outstanding shares of securities of the entity resulting from the transaction, (b) no person beneficially owns 20% or more of the then outstanding securities of the entity resulting from the transaction, or (c) at least a majority of the members of the board of directors or similar governing body of the entity resulting from the transaction were members of the Incumbent Board at the time of the execution of the agreement leading to the transaction; or (iv) our stockholders approve our complete liquidation or dissolution.

●

An “Involuntary Termination” means a termination of employment by the Company or an affiliate without Cause. The term “Cause” shall have the same meaning as given in any applicable employment agreement. Otherwise, “Cause” shall generally mean that the executive (i) has engaged in gross negligence, gross incompetence, or misconduct in the performance of his or her duties; (ii) has failed without proper legal reason to perform his or her duties and responsibilities; (iii) has breached any material provision of the award agreement or any written agreement or corporate policy or code of conduct established by the Company; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

2017, 2018 and 2019 PRSU Awards

The PRSUs that were granted to the Named Executive Officers during 2017, 2018 and 2019 will receive accelerated vesting at the “target” level upon a termination of employment due to death or Disability. In the event that the Company incurs a Change in Control and the executive’s employment is involuntarily terminated within the 24-month period following such Change in Control, the PRSUs will vest as determined under the provisions of the CIC Severance Plan. In the event that the Named Executive Officer’s qualifying termination of employment is not in connection with a Change in Control, then, except as otherwise determined by the Compensation Committee, in its sole discretion (or as otherwise provided under Mr. Kearney’s Offer Letter), the Company and the executive will enter into a special vesting agreement under which the PRSUs will continue to vest as if the executive were continuing in the employment of the Company throughout the period during which the executive continuously satisfies certain non-competition and non-solicitation obligations. Upon a qualifying termination of Mr. Kearney’s employment that occurs without a Change in Control, the treatment of his outstanding PRSUs will be governed by his Offer Letter, which provides for either continued vesting (if he continues to serve as a director of the Company) or accelerated vesting (based on actual performance through the date of the involuntary termination).  As defined in the PRSU award agreements, each of the terms referenced herein have the same meaning described above with respect to the 2017, 2018 and 2019 RSU awards.

Executive Change-In-Control Severance Plan

In 2015, the Supervisory Board, upon the recommendation of the Compensation Committee (and based on consultation with Meridian), approved and adopted the CIC Severance Plan. In 2019, all Named Executive Officers were participants in this plan. The CIC Severance Plan provides for the following severance benefits in the case of an “Involuntary Termination” on or within 24 months following a “Change in Control” (as such terms are defined in the plan), subject to the timely delivery of a release by the covered executive:

●	Two times the sum of the “Annual Base Salary” and “Target Bonus Amount,” (as such terms are defined in the CIC Severance Plan), to be paid in equal monthly instalments over ten months;

●	Reimbursement for the difference between the full COBRA premium and the active employee premium rates for similarly situated active employees, for a period up to 18 months;

●	A lump sum cash amount equal to the executive’s target annual incentive opportunity for the year of termination, pro-rated through and including the date of termination;

●	Accelerated vesting of any outstanding equity-based awards granted pursuant to the LTIP, with vesting of PRSUs determined based on target performance; and

●	Outplacement assistance benefits, as provided in each individual participation agreement.

The following definitions apply to the CIC Severance Plan:

●

“Cause” means a determination by the Company or the employing affiliate (the “Employer”) that the executive (i) has engaged in gross negligence, incompetence, or misconduct in the performance of his or her duties with respect to the Employer or any of its affiliates; (ii) has failed to materially perform the executive’s duties and responsibilities to the Employer or any of its affiliates; (iii) has breached any material provision of the CIC Severance Plan or the accompanying Participation Agreement or any written agreement or corporate policy or code of conduct established by the Employer or any of its affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Employer or any of its affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Employer or any of its affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

●	“Change in Control” or “CIC” has the meaning given such term under the LTIP (as discussed under “2017, 2018 and 2019 RSU Awards” above).

●

“Good Reason” means the occurrence, on or within 24 months after the date upon which a CIC occurs, of any one or more of the following: (i) a material reduction in the authority, duties, or responsibilities of a covered executive from those applicable to him immediately prior to the date on which the CIC occurs; (ii) a material reduction in a covered executive’s annual rate of base salary or target annual bonus opportunity in effect immediately prior to the CIC; (iii) a change in the location of a covered executive’s principal place of employment by more than 50 miles from the location where he was principally employed immediately prior to the date on which the CIC occurs unless such relocation is agreed to in writing by the covered executive; provided, however, that a relocation scheduled prior to the date of the CIC shall not constitute Good Reason; (iv) any material breach by the Company or the Employer of their obligations under the CIC Severance Plan; (v) the failure of any successor or assigns of the Company and/or the Employer to assume the obligations of the Company and the Employer under the CIC Severance Plan; or (vi) the receipt of a written notice, within the 24-month period following a CIC, of termination of the CIC Severance Plan or of any amendment that would adversely reduce the covered executive’s potential severance payments or benefits or his or her coverage under the CIC Severance Plan.

●

“Involuntary Termination” means any termination of the covered executive’s employment with the Employer that is either a termination by the Employer other than for Cause or a termination by the covered executive for Good Reason; provided, however, that it shall not include any termination occurring as a result of the covered executive’s death or a disability under circumstances entitling him to disability benefits under the standard long-term disability plan of the Employer.

Executive Retention and Severance Plan

In 2019, the Supervisory Board, upon the recommendation of the Compensation Committee (and based on consultation with Meridian), approved and adopted the Executive Retention and Severance Plan. In 2019, all Named Executive Officers were participants in this plan, which superseded any severance rights that previously applied to Mr. Kearney pursuant to his Offer Letter, except with respect to the treatment of his outstanding equity awards, which continue to be governed by the terms of his Offer Letter. The Executive Retention and Severance Plan provides for the following severance benefits in the case of a “qualifying termination” (as such term is defined in the plan), subject to the timely delivery of a release by the covered executive:

●	A lump sum cash payment equal to one year of “base salary” (as such term is defined in the plan), to be paid in equal monthly instalments over ten months;

●	A lump sum cash payment of $12,500 in consideration of health care continuation to be paid within 60 days following the “separation date” (as such term is defined in the plan);

●

If the covered executive’s employment is terminated prior to payment of the “annual bonus” (as such term is defined in the plan) for the prior calendar year, the covered executive will receive an “annual bonus” at the same time as bonus payments are made to similarly situated employees under the Company’s bonus plan; and

●	Reimbursement of up to $7500 in outplacement assistance, to be provided within 12 months following the “separation date”.

The following definitions apply to the Executive Retention and Severance Plan:

●	“Annual Bonus” means the annual bonus paid pursuant to the Frank’s International L.L.C. short term incentive program.

●

“Cause” shall mean a determination by the Company or the Employer that the Covered Employee (i) has engaged in gross negligence, incompetence, or misconduct in the performance of his or her duties with respect to the Employer or any of its affiliates; (ii) has failed to materially perform the Covered Employee’s duties and responsibilities to the Employer or any of its affiliates; (iii) has breached any material provision of this Plan or the Participation Agreement or any written agreement or corporate policy or code of conduct established by the Employer or any of its affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Employer or any of its affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Employer or any of its affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

●

“Good Reason” means the occurrence of any one or more of the following: (a) a material reduction in a Covered Employee’s annual rate of Base Salary; (b) a change in the location of a Covered Employee’s principal place of employment by more than 50 miles from the location where he or she was principally employed, unless such relocation is agreed to in writing by the Covered Employee: (c) any material breach by the Company or the Employer of their obligations under this Plan; or (d) the failure of any successor or assigns of the Company and/or the Employer, as applicable, to assume the obligations of the Company and the Employer under this Plan. Notwithstanding the foregoing provisions of this Section or any other provision in this Plan to the contrary, any assertion by a Covered Employee of a termination of employment for “Good Reason” shall not be effective unless all of the following conditions are satisfied: (i) the condition described in the foregoing clauses of this Section giving rise to the Covered Employee’s termination of employment must have arisen without the Covered Employee’s consent; (ii) the Covered Employee must provide written notice to the Employer of such condition in accordance with the Notice Section of this Plan within 45 days of the initial existence of the condition; (iii) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Employer; and the date of the Covered Employee’s termination of employment must occur within 90 days after the initial existence of the condition specified in such notice.

●

“Qualifying Termination” means a Qualifying Termination of the Covered Employee’s employment with the Employer which is either: (i) a Separation from Service by the Employer other than for Cause; or (ii) a Separation from Service by the Covered Employee for Good Reason; provided, however, that the term “Qualifying Termination” shall not include any termination occurring as a result of (a) the Covered Employee’s death or a disability under circumstances entitling him or her to disability benefits under the standard long-term disability plan of the Employer; or (b) the Covered Employee’s termination in connection with a change in control entitling him or her to severance benefits under the CIC Plan.

●	“Separation Date” for purposes of this Plan means the date designated by the Administrator on which the Covered Employee’s employment is terminated.

●	“Separation from Service” shall have the same meaning as the term “separation from service” in Code Section 409A(a)(2)(A)(i).

Offer Letter with Mr. Kearney

In connection with Mr. Kearney’s appointment as chief executive officer, we entered into an Offer Letter with Mr. Kearney effective September 25, 2017. The Offer Letter, which governed Mr. Kearney’s rights to severance during 2019 until the date he became a participant in the CIC Severance Plan and the Executive Retention and Severance Plan, no longer governs Mr. Kearney’s rights to severance payments and benefits but continues to provide for accelerated vesting of 100% of Mr. Kearney’s outstanding RSUs and PRSUs upon a complete separation from service without “cause “ or for “good reason” (as such terms are defined in his Offer Letter), with PRSUs based on actual performance through the date of such termination. In addition, pursuant to the terms of his Offer Letter Mr. Kearney’s outstanding equity awards that are granted to him in his capacity as the CEO shall continue to vest following an involuntary or mutually agreed termination of employment other than that described in the previous sentence, provided that Mr. Kearney continued to be available to provide services to us or our subsidiaries in another capacity, such as director services. Pursuant to the Offer Letter, if Mr. Kearney’s employment terminated without cause or for good reason, in each case within 24 months following a “change in control,” Mr. Kearney would have been eligible to receive the following: (i) a lump sum cash payment equal to (A) Mr. Kearney’s annualized base salary if such termination occurred prior to September 26, 2018 or (B) one-half of Mr. Kearney’s annualized base salary if such termination occurred on or following September 26, 2018 but prior to September 26, 2019; (ii) 18 months of continued coverage under our group health plan on the same basis as similarly situated employees; and (iii) continued or accelerated vesting of equity awards as provided above. Mr. Kearney became a participant in the CIC Severance Plan and the Executive Retention and Severance Plan in 2019, and as a consequence forfeited any right to severance benefits under the terms of his Offer Letter, except with respect to the treatment of his outstanding equity awards pursuant to certain qualifying terminations of employment that occur without a Change in Control, which continue to be governed by the terms of his Offer Letter, as described above.

The following definitions apply to Mr. Kearney’s Offer Letter:

●

“Cause” means a determination by the Board that Mr. Kearney (i) has engaged in gross negligence, incompetence, or misconduct in the performance of his duties with respect to the Company, the Employer or any of their affiliates; (ii) has failed to materially perform his duties and responsibilities to the Company, the Employer or any of their affiliates; (iii) has breached any material provision of any written agreement or corporate policy or code of conduct established by the Company, the Employer or any of their affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company, the Employer or any of their affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company, the Employer or any of their affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

●

“Good Reason” means the occurrence, without Mr. Kearney’s express written consent, of: (i) a material reduction in his authority, duties, or responsibilities (including a change in his duty to report solely and directly to the Board); (ii) a material reduction in his annual rate of base salary or target annual bonus opportunity; (iii) a relocation of his principal place of employment to a location more than 50 miles from the Company’s existing offices in Houston, Texas; (iv) any material breach by the Company or the Employer of their obligations under the Offer Letter; or (v) the failure of any successor or assigns of the Company or the Employer, as applicable, to assume the obligations of the Company or the Employer under the Offer Letter; provided, however, that Good Reason will not exist unless (A) Mr. Kearney has provided the Employer with written notice of the condition giving rise to the Good Reason within 45 days of the initial existence of the condition, (B) the condition specified in the notice remains uncorrected for 30 days after the Employer’s receipt of the notice, and (C) the date of Mr. Kearney’s termination of employment occurs within 90 days following the date on which you first learn of the condition.

●	“Change in Control” has the meaning given such term under the LTIP (as discussed under “2017, 2018, and 2019 RSU Awards,” above).

McClure Separation Agreement

In connection with his separation from the Company on July 1, 2019, Mr. McClure and the Company entered into a separation agreement pursuant to which Mr. McClure will receive certain severance and other benefits contingent on his execution and non-revocation of certain releases, which waive and release claims against the Company and related parties for any liability relating to his employment, and his compliance with certain restrictive covenants, including customary confidentiality provisions and non-competition and non-solicitation restrictions. Under his separation agreement, Mr. McClure became eligible to receive: (a) a cash payment of $350,000 paid in ten (10) equal consecutive monthly instalments, (b) a lump sum of $12,500, which may be used to pay COBRA premiums following termination; (c) outplacement assistance benefits of $7,500, and (d) continued vesting as if he were still employed of 9,550 of the unvested shares under his 2018 PRSU award agreement pursuant to the terms of such award and the terms of a special vesting agreement. The remainder of his outstanding RSU and PRSU awards were forfeited and cancelled upon his separation.

Payments Upon Termination of Employment for Departing Named Executive Officers

The following table quantifies the actual payments and benefits that the Company provided to Mr. McClure in connection with his termination of employment, pursuant to the terms of his Separation Agreement, the Executive Retention and Severance Plan, the EDC Plan and the RSU and PRSU award agreements issued under the LTIP.

Executive	Cash Payments ($)(1)	Accelerated Vesting of Equity Awards (2)	Other Payments or benefits ($)(3)	Total ($)
Kyle McClure	362,500	—	7,500	370,000

(1)	This column includes cash severance payments and lump-sum cash payments in lieu of COBRA premium reimbursements.

(2)

A portion of the 2018 PRSU award (9,550 PRSUs) held by Mr. McClure will continue to vest according to the normal vesting schedule under the award agreement so long as he complies with certain non-competition and non-solicitation obligations. The table above does not include amounts that would be realized, if any, from this continued vesting of 9,550 PRSUs from his 2018 PRSU award.

(3)	This amount represents outplacement assistance available to the Named Executive Officer following his termination of employment, pursuant to the terms of the Executive Retention and Severance Plan.

Potential Payments Upon Termination or Change in Control for Remaining Named Executive Officers

The following table quantifies the potential payments and benefits that the Company would provide to its other Named Executive Officers in connection with a termination of employment and/or change in control occurring on December 31, 2019, pursuant to the terms of the RSU and PRSU award agreements granted pursuant to the LTIP, Mr. Kearney’s Offer Letter, the CIC Severance Plan and the Executive Retention and Severance Plan. Each value below represents the Company’s best estimate of the amount that could be paid upon the applicable scenario, but until an actual termination of employment or a change in control occurs, the Company cannot know with any certainty what value the executives would receive. Stock prices were calculated based upon the closing price of the Company’s common stock on December 31, 2019 of $ 5.17 per share.

Executive	Involuntary Termination of Employment ($)(1)	Termination of Employment for Death or Disability ($)	Termination of Employment by Retirement ($)	Change in Control or Liquidity Event (Without a Termination of Employment) ($)(2)	Change in Control (With an Involuntary Termination) ($)(3)
Michael C. Kearney
Cash Payments	750,000	—	—	—	3,750,000
Accelerated Equity (4)	5,863,705	3,092,978	—	—	3,092,978
Lump Sum cash in lieu of COBRA Premiums	12,500	—	—	—	22,500
Outplacement Assistance (5)	7,500	—	—	—	15,000
Total	6,633,705		—	—	6,880,478
Melissa Cougle
Cash Payments	360,000	—	—	—	1,800,000
Accelerated Equity (4)	—	242,344	—	—	242,344
Lump Sum cash in lieu of COBRA Premiums	12,500	—	—	—	22,500
Outplacement Assistance (5)	7,500	—	—	—	15,000
Total	380,000	242,344	—	—	2,079,844
Steven Russell
Cash Payments	375,000	—	—	—	1,875,000
Accelerated Equity (4)	—	476,669	—	—	476,669
Lump Sum cash in lieu of COBRA Premiums	12,500	—	—	—	22,500
Outplacement Assistance (5)	7,500	—	—	—	15,000
Total	395,000	476,669	—	—	2,389,169
Nigel Lakey
Cash Payments	350,000	—	—	—	1,487,500
Accelerated Equity (4)	—	174,456	—	—	174,456
Lump Sum cash in lieu of COBRA Premiums	12,500	—	—	—	22,500
Outplacement Assistance (5)	7,500	—	—	—	15,000
Total	370,000	174,456			1,699,456
John Symington
Cash Payments	375,000	—	—	—	1,593,750
Accelerated Equity (4)	—	398,245	—	—	398,245
Lump Sum cash in lieu of COBRA Premiums	12,500	—	—	—	22,500
Outplacement Assistance(5)	7,500	—	—	—	15,000
Total	395,000	398,245	—	—	2,029,495

(1)	Except as otherwise provided in this Note, this column represents amounts that would be due in the event of an Involuntary Termination (as defined in the Executive Retention and Severance Plan) pursuant to the terms of the Executive Retention and Severance Plan. All Named Executive Officers are participants in the Executive Retention and Severance Plan. Additionally, this column includes any treatment of outstanding equity awards that is provided for Mr. Kearney pursuant to his Offer Letter; for such purposes, this disclosure assumes Mr. Kearney had incurred an involuntary and complete separation from service with the Company on December 31, 2019, resulting in accelerated vesting of all outstanding equity awards, with performance criteria under PRSUs determined based on actual performance through the date of the separation from service (assumed for purposes of this disclosure to be at maximum levels). If Mr. Kearney’s termination of employment is involuntary or mutually agreed, but he continues to provide services to the Company as a director, instead of the accelerated vesting reflected in this column, he will continue to vest in his outstanding equity awards.

(2)

While all Named Executive Officers are participants in the CIC Severance Plan, it does not provide for any payments in the event of a Change in Control without a termination of employment within 24 months following the Change in Control (as defined in the CIC Severance Plan).

(3)

Under the terms of the CIC Severance Plan, the Named Executive Officers would receive accelerated vesting of all equity awards upon an Involuntary Termination within 24 months of a change in control (as such terms are defined in the CIC Severance Plan). Awards based upon performance measurements would be paid out as if target performance was reached (assumed for purposes of this table to result in a 100% payout). All Named Executive Officers are participants in the CIC Severance Plan.

(4)	Treatment of outstanding equity awards upon a qualifying termination of employment in connection with a Change in Control is governed, for all Named Executive Officers, by the terms of the CIC Severance Plan. Treatment of outstanding equity awards upon a qualifying termination occurring without a Change in Control is governed, for Mr. Kearney, by the terms of his Offer Letter, and for all other Named Executive Officers, by the terms of their individual equity award agreements, the latter of which do not provide for accelerated vesting and which allow for, in the discretion of the Compensation Committee, continued vesting pursuant to the normal vesting schedule upon an involuntary termination or retirement without a Change in Control so long as the Named Executive Officer complies with certain non-competition and non-solicitation obligations and assuming any required special vesting agreements are entered into between the Named Executive Officer and the Company. The table above does not include amounts that would be realized from this continued vesting of awards, but rather only reflects any awards that would be accelerated in full, such as that which would occur for a termination due to death or disability or upon an involuntary termination in connection with a change in control, or following certain qualifying terminations for Mr. Kearney pursuant to his Offer Letter as described above.

(5)	Represents the maximum aggregate value of outplacement assistance to be provided to each Named Executive Officer in such circumstances under the applicable plan documents and participation agreements.

Director Compensation

The Company’s Supervisory Board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Supervisory Board also believes that the compensation package for the Company’s non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages identified at the Company’s peer group. Based on this decision, the director compensation program for 2019 consisted of an annual retainer compensation package for the non-employee directors valued at approximately $200,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is paid in a grant of restricted stock units under the LTIP. In addition, for 2019, the Company paid (i) the Audit Committee Chairman and each other Audit Committee member an annual amount of $20,000 and $10,000, respectively; (ii) the Lead Supervisory Director an annual amount of $20,000; (iii) the non-executive Chairman (if applicable) an annual retainer valued at approximately $120,000, of which $80,000 is to be paid in the form of an annual cash retainer, and the remaining $40,000 is to be paid in a grant of restricted stock units under the LTIP; (iv) the Compensation Committee Chairman and each other Compensation Committee member an annual amount of $15,000 and $7,500, respectively; and (v) the Nominating and Governance Committee Chairman an annual amount of $10,000. We granted the 2019 RSU awards to our directors in May 2019. We did not have a non-executive Chairman in 2019 and as such, no additional compensation was paid for this position.

In February 2018, we amended the LTIP to include annual grant limitations for all non-employee director members of the Supervisory Board. This amendment imposes maximum limits on the aggregate grant date value of equity-based awards that may be granted to each non-employee director in any calendar year under the LTIP to $1,000,000. Such an amendment to the LTIP did not require shareholder approval and thus became effective immediately upon adoption.

Our directors are subject to Stock Ownership Guidelines, which require our non-employee directors to hold shares of our common stock with a value equal to five times the amount of annual cash retainer (which does not include any extra fees for chairmanships or service on committees) paid to such directors. Our non-employee directors are required to achieve this stock ownership guideline within five years following the later of the date the guidelines became effective in 2015 or the date that the director was elected to our Supervisory Board. Holdings that count towards satisfaction of this guideline, and the valuation measures used to determine such satisfaction, are the same that apply to our Named Executive Officers, as described in the section of our CD&A entitled, “—Stock Ownership Guidelines,” above. All of our non-employee directors are currently in compliance with, or on track to be in compliance with, the applicable requirements of our stock ownership guidelines.

The following table reflects information concerning the compensation that the Company’s non-employee directors earned during the last completed fiscal year ended December 31, 2019. Directors who are also employees of the Company will not receive any additional compensation for their service on the Supervisory Board.

2019 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William B. Berry	80,000	139,007	—	—	219,007
Robert W. Drummond	65,000	139,007	—	—	204,007
Michael C. Kearney (3)	—	—	—	—	—
Michael E. McMahon	74,579	139,007	—	—	213,586
D. Keith Mosing	50,000	139,007	—	—	189,007
Kirkland D. Mosing	50,000	139,007	—	—	189,007
S. Brent Mosing	50,000	139,007	—	—	189,007
Melanie Trent	62,645	139,007	—	—	201,652
Alexander Vriesendorp	60,000	139,007	—	—	199,007

(1)

Includes an annual cash retainer fee, and if applicable, committee, chairman, or lead supervisory director, all as described above and prorated for periods of partial service in such capacities during 2019. Dollar amounts are comprised as follows:

Name	Annual Cash Retainer Fee ($)	Committee Membership or Chair Fee ($)	Additional Board Chair / Lead Director Fees ($)
William B. Berry	50,000	10,000	20,000
Robert W. Drummond	50,000	15,000	—
Michael C. Kearney	—	—	—
Michael E. McMahon	50,000	24,579	—
D. Keith Mosing	50,000	—	—
Kirkland D. Mosing	50,000	—	—
S. Brent Mosing	50,000	—	—
Melanie Trent	48,066	14,579	—
Alexander Vriesendorp	50,000	10,000	—

(2)

The amounts reflected in this column are the aggregate grant date fair value of the RSUs granted to the non-employee directors during 2019 and calculated pursuant to ASC FASB Topic 718, disregarding any potential forfeitures. Please see Note 15 to our Consolidated Financial Statements for the 2019 fiscal year within our Form 10-K, filed with the SEC on February 25, 2020, for more details on the valuation assumptions for these equity awards. The number of RSUs granted to each non-employee director was determined by dividing $150,000 by the closing price of our common stock on the date immediately preceding the date these awards were approved. These grants were as follows:

Name	Grant Date	Number of Restricted Stock Units (#)	Grant Date Fair Value ($)
William B. Berry	6/02/2019	24,430	139,007
Robert W. Drummond	6/02/2019	24,430	139,007
Michael C. Kearney	—	—	—
Michael E. McMahon	6/02/2019	24,430	139,007
D. Keith Mosing	6/02/2019	24,430	139,007
Kirkland D. Mosing	6/02/2019	24,430	139,007
S. Brent Mosing	6/02/2019	24,430	139,007
Melanie Trent	6/02/2019	24,430	139,007
Alexander Vriesendorp	6/02/2019	24,430	139,007

The aggregate number of RSUs held by each director, other than Mr. Kearney, as of December 31, 2019, is 24,430. For a description of Mr. Kearney’s outstanding equity awards, see the Outstanding Equity Awards at 2019 Fiscal Year End table.

(3)	Mr. Kearney did not receive any additional compensation for his service on the Supervisory Board.

CEO Pay Ratio Disclosures

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Michael C. Kearney, our current Chief Executive Officer (our “CEO”).

For 2019, our last completed fiscal year:

●	The median of the annual total compensation of all employees of our company (other than the CEO) was $52,412; and

●	The annual total compensation of our CEO, using annualized 2019 compensation data from the Summary Compensation Table, was $4,209,537.

●	Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 80.32 to 1.

The median employee that was used for purposes of calculating the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is the same employee that was identified for purposes of our 2017 disclosure. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

To identify the median of the annual total compensation of all our employees in 2017, as well as to determine the annual total compensation of our median employee and our CEO in 2019, we took the following steps:

●

We determined that, as of October 12, 2017, our employee population world-wide consisted of approximately 2,903 individuals. As of October 12, 2017, we had 1,327 employees in the United States, and 1,576 employees in non-United States jurisdictions. To calculate our median employee, we excluded all employees that reside in each of Venezuela (6 employees), Ivory Coast (23 employees), Senegal (6 employees), Congo (9 employees), Equatorial Guinea (13 employees), Mauritania (13 employees), and India (70 employees). Collectively, our excluded employees totalled 140 employees or 4.8% of our total employee population, leaving us with a balance of 2,763 employees in the identified population used to determine our median employee.

●

We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary or wages, bonuses and any other cash compensation reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017 (or the equivalent of a Form W-2 reported to an applicable governmental entity for any employees in a non-US jurisdiction).

●

We identified our median employee by consistently applying this compensation measure to all of our employees included in our assumptions, adjustments (including any cost-of-living adjustments), or estimates were applied to this calculation.

●

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2019 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $52,412.

●

With respect to the total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2019 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report, which resulted in annual total compensation for purposes of determining the ratio in the amount of $4,209,537.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2019 with respect to equity compensation plans under which our common stock is authorized for issuance:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by our shareholders	3,249,633	$—	13,536,247
Equity compensation plans not approved by our shareholders	—	—	—
Total	3,249,633	$—	13,536,247

(1)

Represents securities to be issued upon exercise of outstanding RSUs and PRSUs. As of December 31, 2019, 2,460,800 shares were subject to outstanding RSUs, and 788,833 were subject to outstanding PRSUs. The number of shares subject to outstanding PRSUs is based on the target number of shares subject to each award and payments could occur at larger amounts if maximum performance metrics are met.

(2)

The weighted-average exercise price excludes RSU and PRSU awards that do not have an exercise price. The weighted average grant date fair value of all RSUs and PRSUs is $7.01, assuming a target performance payout.

(3)

The 13,536,247 shares remaining available for issuance as of December 31, 2019 consist of the following: 2,126,186 shares available under our existing employee stock purchase plan (approximately 125,893 of which are estimated to be issued in the current purchase period) and 11,410,061 shares available under the LTIP, assuming the target number of shares subject to outstanding PRSUs is no longer available for issuance.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Audit Committee:

●	reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2019 with management and with the independent registered public accountants;

●

considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

●

reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by the Public Company Accounting Oversight Board’s AU Section 380, Communication with Audit Committees, and by the Auditing Standards Board of the American Institute of Certified Public Accountants;

●

discussed with management and with the independent registered public accountants the process by which the Company’s chief executive officer, chief financial officer and chief accounting officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; and

●

based on the reviews and discussions referred to above, recommended to the Supervisory Board that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The Audit Committee also met to review and discuss the Company’s audited Dutch statutory annual accounts for the financial year 2019 with management and KPMG Accountants N.V.  The discussion included the observations of the independent registered public accountants during the audit as well as regulatory and financial reporting developments that may affect the Company in future years. The Audit Committee recommended that the Company’s audited Dutch statutory annual accounts for the financial year 2019 be approved by the Supervisory Board.

As recommended by the NYSE’s corporate governance rules, the Audit Committee also regularly considers whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.

The Committee meets regularly with management and the independent registered public accountants, including private discussions periodically with the independent registered public accountants, and receives the communications described above. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Supervisory Board of Directors

Michael E. McMahon (Chairman)

Melanie M. Trent

Alexander Vriesendorp

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 5, 2018, the Audit Committee of the Supervisory Board dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

The reports of PwC on the Company’s consolidated financial statements for the fiscal year ended December 31, 2017 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal year ended December 31, 2017 and the subsequent interim period through March 5, 2018, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in their reports on the Company’s consolidated financial statements for such period.

On March 5, 2018, the Audit Committee of the Supervisory Board of the Company appointed KPMG LLP and its affiliates as the Company’s independent registered public accountants, which was ratified by the Company’s shareholders at the 2018 annual meeting. The Audit Committee of the Supervisory Board of the Company reappointed KPMG LLP and its affiliates as the Company’s independent registered public accountants for the 2019 fiscal year, which was ratified by the shareholders at the 2019 annual meeting.

Fees for professional services provided by KPMG LLP in 2018 and 2019, in each of the following categories, were as follows:

	2019	2018
Audit Fees	$2,029,550	$2,041,579
Audit-Related Fees	—	—
Tax Fees	12,398	1,184,200
All Other Fees	—	—
Total	$2,021,948	$3,225,779

Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by KPMG LLP and KPMG Accountants N.V., as applicable, for the audit of our consolidated financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Qs and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years, including comfort letters, statutory audits, attest services and consents.

Audit-related fees would consist of the aggregate fees billed or expected to be billed for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of the financial statements and are not reported as audit fees herein. This category would include fees related to: the performance of audits of benefit plans; agreed-upon or expanded audit procedures relating to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters; and consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by regulatory or standard setting bodies. No such fees were recorded in 2019 or 2018.

Tax fees consist of international tax compliance and corporate tax consulting.

All other fees are the aggregate fees billed for products and services other than “Audit Fees,” “Audit-Related Fees” or Tax Fees.”

The Audit Committee has adopted procedures for the approval of KPMG LLP’s and KPMG Accountants N.V.’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval.

The Audit Committee is updated on the status of all services and related fees at every regular meeting.

As set forth in the Audit Committee Report on page 47 of this proxy statement, the Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining auditor independence and has determined that they are.

Policy for Pre-Approval of Audit and Non-Audit Fees

The Audit Committee has an Audit and Non-Audit Services Pre-Approval Policy. The policy requires the Audit Committee to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. Under the policy, the Audit Committee establishes the audit, audit-related, tax and all other services that have the approval of the Audit Committee. The term of any such pre-approval is twelve months from the date of pre-approval, unless the Audit Committee adopts a shorter period and so states. The Audit Committee will periodically review the list of pre-approved services and will add to or subtract from the list of pre-approved services from time to time. The Audit Committee will also establish annually pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee.

The Audit Committee has delegated to any financial officer of the Company the authority to engage the Company’s independent registered public accounting firm in any of the pre-approved services listed in the pre-approval policy up to $50,000. The Audit Committee has delegated to its Chairman the authority to pre-approve any one or more individual audit or permitted non-audit services for which estimated fees do not exceed $100,000. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chair will report any such pre-approval to the Audit Committee at its next scheduled meeting.

TRANSACTIONS WITH RELATED PERSONS

Tax Receivable Agreement

Mosing Holdings and its permitted transferees converted all of their 52,976,000 shares of Series A convertible preferred stock in the Company (the “Preferred Stock”) into shares of our common stock on a one-for-one basis on August 26, 2016, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, by delivery of all of their interests in Frank’s International C.V. (“FICV”) to us (the “Conversion”). As a result of an election under Section 754 of the Internal Revenue Code made by FICV, the Conversion resulted in an adjustment to the tax basis of the tangible and intangible assets of FICV with respect to the portion of FICV transferred to the Company by Mosing Holdings and its permitted transferees. These adjustments are allocated to the Company. The adjustments to the tax basis of the tangible and intangible assets of FICV described above would not have been available absent this Conversion. The basis adjustments may reduce the amount of tax that the Company would otherwise be required to pay in the future. These basis adjustments may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The tax receivable agreement (the “TRA”) that we entered into with FICV and Mosing Holdings in connection with our initial public offering (“IPO”) generally provides for the payment by the Company of 85% of the amount of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax (or are deemed to realize in certain circumstances) in periods after our IPO as a result of (i) tax basis increases resulting from the Conversion and (ii) imputed interest deemed to be paid by us as a result of, and additional tax basis arising from, payments under the TRA. We will retain the benefit of the remaining 15% of these cash savings. Payments we make under the TRA will be increased by any interest accrued from the due date (without extensions) of the corresponding tax return to the date of payment. The payments under the TRA will not be conditioned upon a holder of rights under the TRA having a continued ownership interest in either FICV or the Company.

The estimation of the amount and timing of payments under the TRA is by its nature imprecise. For purposes of the TRA, cash savings in tax generally are calculated by comparing our actual tax liability to the amount we would have been required to pay had we not been able to utilize any of the tax benefits subject to the TRA. The amounts payable, as well as the timing of any payments, under the TRA are dependent upon significant future events and assumptions, including the amount and timing of the taxable income we generate in the future. As of December 31, 2019, the Company had a cumulative loss over the prior 36-month period. Based on this history of losses, as well as uncertainty regarding the timing and amount of future taxable income, we are no longer able to conclude that there will be future cash savings that will lead to additional payouts under the TRA. Additional TRA liability may be recognized in the future based on changes in expectations regarding the timing and likelihood of future cash savings.

The payment obligations under the TRA are our obligations and are not obligations of FICV. The term of the TRA commenced upon the completion of the IPO and will continue until all tax benefits that are subject to the TRA have been utilized or expired, unless the Company elects to exercise its right to terminate the TRA(or the TRA is terminated due to other circumstances, including our breach of a material obligation thereunder or certain mergers or other changes of control), and we make the termination payment specified in the TRA. If the Company elects to terminate the TRA early, which it may do so in its sole discretion, (or if it terminates as a result of our breach) it would be required to make a substantial, immediate lump-sum payment equal to the present value of the hypothetical future payments that could be required to be paid under the TRA (based upon certain assumptions and deemed events set forth in the TRA, including the assumption that it has sufficient taxable income to fully utilize such benefits), determined by applying a discount rate equal to the long-term Treasury rate in effect on the applicable date plus 300 basis points. Any early termination payment may be made significantly in advance of the actual realization, if any, of such future benefits. In addition, payments due under the TRA will be similarly accelerated following certain mergers or other changes of control. In these situations, the Company’s obligations under the TRA could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. For example, if the TRA were terminated on December 31, 2019, the estimated termination payment would be approximately $50.0 million (calculated using a discount rate of 5.25%). The foregoing number is merely an estimate and the actual payment could differ materially.

Because the Company is a holding company with no operations of its own, its ability to make payments under the TRA is dependent on the ability of its operating subsidiaries to make distributions to it in an amount sufficient to cover the Company’s obligations under such agreement. The ability of certain of the Company’s operating subsidiaries to make such distributions will be subject to, among other things, the applicable provisions of Dutch law that may limit the amount of funds available for distribution and restrictions in our debt instruments. To the extent that the Company is unable to make payments under the TRA for any reason, except in the case of an acceleration of payments thereunder occurring in connection with an early termination of the TRA or certain mergers or change of control, such payments will be deferred and will accrue interest until paid, and the Company will be prohibited from paying dividends on its common stock.

Transactions with Directors, Executive Officers and Affiliates

In connection with the Company’s IPO, Mosing Holdings caused the Company’s U.S. operating subsidiaries to distribute certain assets that generated a de minimis amount of revenue, including aircraft, real estate and life insurance policies. Accordingly, these assets were not contributed to FICV in connection with the IPO. As a result, the Company entered into real estate lease agreements with customary terms for continued use of the real estate. In addition, the Company entered into various aviation services agreements with customary terms for continued use of the aircraft.

As stated above, the Company has entered into various operating leases with Mosing Land & Cattle Company of Texas L.L.C., Mosing Properties LP, 4-M Ranch, LLC, Mosing Holdings (through its wholly owned subsidiary, Mosing Ventures, LLC) and Mosing Queens Row Properties, LLC, each of which are entities owned by certain members of the Mosing family to lease operating facilities as well as office space from such entities. Rent expense related to lease operating facilities was $6.5 million and $2.7 million for the years ended December 31, 2018 and 2019, respectively. The expiration date of the operating leases that remain in place ranges from 2020 to 2023, unless otherwise extended, and the Company expects to incur approximately $8.3 million during the remainder of the terms of these leases. In December 2014, the Company entered into a property lease amendment for the Company’s U.S. headquarters with Mosing Properties, L.P. Further, in 2015, the Company entered into four property lease amendments for the Company’s headquarters with Mosing Properties, L.P. The Audit Committee and the Supervisory Board approved and ratified these lease amendments in November 2015. In 2017, the Company entered into an agreement with Mosing Queens Row Properties, LLC to lease certain buildings in Lafayette, Louisiana. The Supervisory Board also approved this lease in May 2017.

On November 2, 2018, Frank’s International, LLC entered into a purchase agreement with Mosing Ventures, LLC, Mosing Land & Cattle Company, LLC, Mosing Queens Row Properties, LLC, and 4-M Investments, each of which are companies related to us by common ownership (the “Mosing Companies”). Under the purchase agreement, we acquired real property that we previously leased from the Mosing Companies, and two additional properties located adjacent to those properties. The total purchase price was $37.0 million, including legal fees and closing adjustments for normal operating activity. This purchase closed on December 18, 2018. The Supervisory Board also approved this purchase in October 2018. As of the purchase close, we no longer lease the acquired properties from the Mosing Companies. Please see Note 12 to our Consolidated Financial Statements for the 2019 fiscal year within our Form 10-K, filed with the SEC on February 25, 2020, for more details on the related party property leases.

Registration Rights Agreement

Mosing Holdings and FWW B.V. and certain of their transferees entered into a registration rights agreement with the Company. The registration rights agreement covers the approximately 139,045,917 shares of Common Stock owned by Mosing family members and various holding entities of the Mosing family members as of December 31, 2018, respectively. Pursuant to this agreement, the parties to the agreement may cause the Company to register their shares of Common Stock under the Act and to maintain a shelf registration statement effective with respect to such shares.

Procedures for Approval of Related Person Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of its directors;

●	any person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

●

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of any class of the Company’s voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of any class of the Company’s common stock; and

●

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company’s Supervisory Board adopted a written Related Party Transactions Policy and has approved, along with the Audit Committee, the applicable related party transactions at this time. Pursuant to this policy, the Supervisory Board will review all material facts of all new Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the Supervisory Board expects to take into account, among other factors, the following: (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock by:

●	each person known to the Company to beneficially own more than 5% of the Company’s Common Stock;

●	each of the Company’s named executive officers;

●	each member of the Company’s Supervisory Board and Management Board and each director nominee; and

●	all of the Company’s directors and executive officers as a group.

The number of shares of the Company’s Common Stock outstanding and the percentage of beneficial ownership is presented as of April 9, 2020.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of the Company’s Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective directors, executive officers, or 5% or more stockholders, as the case may be.

Unless otherwise indicated, the address of each person or entity named in the table is 10260 Westheimer Rd., Houston, Texas 77042.

Name of Beneficial Owner	Number of Shares	% of Shares Beneficially Owned
5% shareholders:
Gregory Stanton Mosing (1)	11,390,171	5.0%
Michael Frank Mosing (2)	11,557,705	5.1%
Sharon M. Miller (3)	11,323,970	5.0%
T. Rowe Price Associates, Inc.	23,346,302	10.3%
Hotchkis and Wiley Capital Management, LLC	19,514,286	8.6%
Directors and Named Executive Officers:
D. Keith Mosing (4)	12,111,180	5.4%
Kyle McClure (5)(6)	44,308	*	%
Steven Russell (5) (6)	27,424	*	%
Nigel Lakey (5)	11,347	*	%
Melissa Cougle (5)	—	—%
John Symington (5) (6)	13,292	*	%
S. Brent Mosing (7)	7,508,237	3.3%
Kirkland D. Mosing (8)	17,685,968	7.8%
William B. Berry (9)	81,906	*	%
Michael C. Kearney (5)	232,271	*	%
Michael E. McMahon (9)	72,641	*	%
Alexander Vriesendorp (9)	72,641	*	%
Robert W. Drummond (9)	62,581	*	%
Melanie M. Trent (9)	24,430	*	%
L. Don Miller	1,090	*	%
Erich L. Mosing	—	—%

All directors and executive officers as a group (16 persons) (4)(5)(6)(7) (8) (9)	37,949,316	16.8%

*	Represents less than 1%.

(1)

Directly owns 273,139 shares and indirectly owns 9,918,667 shares through G. Stanton Investments, LP, 1,100,462 shares through 2009 Mosing Family Delaware Dynasty Trust fbo Gregory Stanton Mosing and 97,863 shares through ByPass Corporate Stock Trust ulw Janice P. Mosing fbo Gregory Stanton Mosing. Mr. Gregory Mosing disclaims beneficial ownership of the shares held indirectly, except to the extent of his pecuniary interest therein.

(2)

Directly owns 2,828,838 shares and indirectly owns 8,698,667 held by Michael Frank Mosing Family, L.L.C. Mr. Michael Mosing disclaims beneficial ownership of the shares held indirectly, except to the extent of his pecuniary interest therein.

(3)

Directly owns 2,405,303 shares and indirectly owns 8,918,667 shares through Miller Ginsoma Holdings, Ltd. Ms. Miller disclaims beneficial ownership of the shares held indirectly, except to the extent of her pecuniary interest therein.

(4)

Directly owns 4,275,329 shares (including 24,430 RSUs scheduled to vest on May 1, 2020) and indirectly owns 50,000 shares held by spouse, 581,953 held by each of his two children, 5,273,062 shares held by Donald Keith Mosing Family Partnership, Ltd., 1,100,462 shares held by 2015 Mosing Family Delaware Trust fbo Keith Mosing, and 223,991 shares held by Bypass Corporate Stock Trust ulw Janice P. Mosing fbo Donald Keith Mosing. Mr. D. Keith Mosing disclaims beneficial ownership of the shares indirectly held, except to the extent of his pecuniary interest therein.

(5)

Excludes 58,674 restricted stock units for Kyle McClure, 80,854 restricted stock units for Steven Russell, 67,945 restricted stock units for John Symington, 54,221 restricted stock units for Nigel Lakey, 96,462 restricted stock units for Melissa Cougle, and 578,805 restricted stock units for Michael C. Kearney because such awards do not vest, and no common stock may be received thereunder prior to June 10, 2020.

(6)	Mr. McClure, Mr. Symington and Mr. Russell were the members of the Company’s Management Board during 2019.

(7)

Directly owns 31,289,570 shares (including 24,430 RSUs scheduled to vest prior to June 10, 2020) and indirectly owns 6,218,667 shares through Steven Brent Mosing Family, L.L.C. Mr. Steven Mosing disclaims beneficial ownership of the shares held indirectly, except to the extent of his pecuniary interest therein.

(8)

Directly owns 4,446,080 shares (including 24,430 RSUs scheduled to vest prior to June 10, 2020) and indirectly owns 15,000 shares held by spouse, 13,224,888 shares held by Kirkland D. Mosing Family, L.L.C. and 6,612,444 shares through Bryceton G. Thomas Trust. Mr. Kirkland Mosing disclaims beneficial ownership of the shares held indirectly, except to the extent of his pecuniary interest therein.

(9)	Includes 24,430 restricted stock units scheduled to vest in full before June 10, 2020.

DELINQUENT SECTION 16(A) REPORTS

The executive officers and directors of the Company and persons who own more than 10% of the Company’s Common Stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in Common Stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2019.

ITEM ONE – ELECTION OF SUPERVISORY DIRECTORS

The Management Board and the Supervisory Board have nominated the following individuals for election to the Supervisory Board, with a term beginning on June 10, 2020 to serve until the Company’s 2021 annual meeting of shareholders or until their successors are elected and qualified or upon their earlier of death, disability, resignation or removal:

Michael C. Kearney

Robert W. Drummond

Michael E. McMahon

L. Don Miller

D. Keith Mosing

Kirkland D. Mosing

Erich L. Mosing

Melanie M. Trent

Alexander Vriesendorp

Biographical information for each nominee, as well as for the Company’s current executive officers, is contained in “Management.”

Neither the Management Board nor the Supervisory Board has any reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the number of members of the Company’s Supervisory Board will be reduced for the time being, until a meeting is called to appoint a substitute nominee that the Management Board and the Supervisory Board recommend.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to elect each director nominated.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SUPERVISORY DIRECTOR NOMINEES.

ITEM TWO – APPOINTMENT OF MANAGING DIRECTORS

Under Dutch law, the shareholders have the power to appoint managing directors. At the annual meeting, you will be asked to appoint Melissa Cougle and to reappoint Steven Russell and John Symington as managing directors of the Company to serve until the Company’s 2021 annual meeting of shareholders or until their successors are elected and qualified or upon their earlier death, disability, resignation or removal.

The Supervisory Board has nominated Melissa Cougle for election to the Management Board. When she is elected, Messrs. Russell and Symington as well as Ms. Cougle will comprise the Management Board.

Biographical information for each nominee is contained in “Management.”

The Supervisory Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the number of members of the Company’s Management Board will be reduced for the time being, until a meeting is called to appoint a substitute nominee that the Supervisory Board recommend.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to elect each managing director nominated.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF STEVEN RUSSELL, JOHN SYMINGTON AND MELISSA COUGLE AS MANAGING DIRECTORS.

ITEM THREE – ADOPTION OF ANNUAL ACCOUNTS FOR 2019

At the annual meeting, you will be asked to confirm and ratify the preparation of the Company’s Dutch statutory annual accounts and annual report of the Management Board in the English language and to adopt the Company’s Dutch statutory annual accounts for the year ended December 31, 2019 (the “Annual Accounts”), as required under Dutch law and the Articles.

The Company’s Annual Accounts are prepared in accordance with the statutory provisions of Part 9, Book 2 of the Dutch Civil Code and the generally accepted accounting principles in the Netherlands, including the firm pronouncements in the Guidelines for Annual Reporting in the Netherlands as issued by the Dutch Accounting Standards Board (“Dutch GAAP”). The Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States (“US GAAP”) and there are differences between Dutch GAAP and US GAAP.

A copy of the Annual Accounts can be accessed through the Company’s website, www.franksinternational.com, and may be obtained free of charge by request to the Company’s principal executive offices at Mastenmakersweg 1, 1786 Den Helder, The Netherlands and at the Company’s U.S. Headquarters at 10260 Westheimer Rd., Houston, TX 77042 Attn: Investor Relations.

A representative of KPMG Accountants N.V., who has audited the Company’s Annual Accounts, will be available, either in person or telephonically, to answer any questions from the Company’s shareholders in relation to the auditor's statement in relation to the fairness of the Company’s Annual Accounts.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to adopt the Company’s Annual Accounts and to authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE COMPANY’S ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF THE COMPANY’S DUTCH STATUTORY ANNUAL ACCOUNTS AND ANNUAL REPORT IN THE ENGLISH LANGUAGE.

ITEM FOUR – DISCHARGE OF MEMBERS OF THE SUPERVISORY BOARD

Under Dutch law, at the annual meeting shareholders may discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during 2019.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to approve the discharge from liability of the members of the Supervisory Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE MEMBERS OF THE SUPERVISORY BOARD FROM LIABILITY FOR 2019.

ITEM FIVE – DISCHARGE OF MEMBERS OF THE MANAGEMENT BOARD

Under Dutch law, at the annual meeting, the shareholders may discharge the members of the Management Board from liability in respect of the exercise of its management duties during the financial year concerned. During the period of January 1, 2019 through May 22, 2019, Kyle McClure was the sole member of the Management Board. As of the date of the 2019 annual general meeting, the members of the Management Board were Steven Russell, John Symington and Kyle McClure. Mr. McClure ceased to be a member of the Management Board on July 1, 2019. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge each member of the Management Board from liability in respect of the management conducted by them during 2019, as appears from the books and records of the Company (including the 2018 statutory annual accounts and annual report) and with respect to their responsibilities vis-à-vis the Company.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to approve the discharge from liability of the members who served on the Management Board during 2019.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE MEMBERS OF THE MANAGEMENT BOARD FROM THEIR LIABILITY FOR 2019.

ITEM SIX – APPOINTMENT OF AUDITOR FOR DUTCH STATUTORY ANNUAL ACCOUNTS

In accordance with Dutch law and the Company’s Articles, the Company shall have its Dutch statutory annual accounts (prepared in accordance with Dutch GAAP) audited by a Dutch auditor. The Dutch auditor shall be appointed by the Company’s shareholders at the Annual Meeting. Upon the recommendation of the Audit Committee, the Management Board and the Supervisory Board propose to appoint KPMG Accountants N.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2020.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to appoint KPMG Accountants N.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2020.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF KPMG ACCOUNTANTS N.V. AS OUR AUDITOR WHO WILL AUDIT OUR DUTCH ANNUAL ACCOUNTS FOR THE YEAR ENDING DECEMBER 31, 2020.

ITEM SEVEN – RATIFICATION OF SELECTION OF INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Supervisory Board has selected KPMG LLP as the international independent registered public accounting firm of the Company for the year ending December 31, 2020. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2019 was completed by KPMG LLP on February 25, 2020.

The Supervisory Board is submitting the selection of KPMG LLP for ratification at the Annual Meeting. The submission of this matter for ratification by shareholders is not legally required, but the Supervisory Board and the Audit Committee believe the submission provides an opportunity for shareholders through their vote to communicate with the Supervisory Board and the Audit Committee about an important aspect of corporate governance. If the shareholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s international independent registered public accounting firm. Representatives of KPMG LLP will be available, either in person or telephonically, to respond to appropriate questions at the Annual Meeting if necessary. Also, a representative of KPMG Accountants N.V., who has audited the Company’s Annual Accounts, will also be available to answer any questions from the Company’s shareholders in relation to the auditor's statement in relation to the fairness of the Company’s Annual Accounts. See “Item Three—Adoption of Annual Accounts for 2019.”

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s international independent registered public accounting firm. The shareholders’ ratification of the appointment of KPMG LLP does not limit the authority of the Audit Committee to change the Company’s international independent registered public accounting firm at any time.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2020.

ITEM EIGHT – RATIFICATION AND APPROVAL OF REMUNERATION OF MEMBERS OF THE SUPERVISORY BOARD

In accordance with Dutch law and the Company’s Articles, the shareholders shall determine the remuneration of each member of the Supervisory Board. The Company’s Supervisory Board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Supervisory Board also believes that the compensation package for the Company’s non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages identified at the Company’s peer group. Based on this decision, the director compensation program for 2019 consisted of an annual retainer compensation package for the non-employee directors valued at approximately $200,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is paid in a grant of restricted stock units under the LTIP. In addition, the Company paid (i) the Audit Committee Chairman and each Audit Committee member an annual amount of $20,000 and $10,000, respectively, (ii) the Lead Supervisory Director an annual amount of $20,000, (iii) the non-executive Chairman of the Supervisory Board (if applicable) an annual retainer valued at approximately $120,000, of which $80,000 is to be paid in the form of an annual cash retainer, and the remaining $40,000 is to be paid in a grant of restricted stock units under the LTIP, (iv) the Compensation Committee Chairman and each Compensation Committee member an annual amount of $15,000 and $7,500, respectively, and (v) the Nominating and Governance Committee Chairman an annual amount of $10,000. We granted the 2019 RSU awards to our directors in May 2019. We did not have a non-executive Chairman in 2019 and as such, no additional compensation was paid for this position.

In February 2018, we amended the LTIP to include annual grant limitations for all non-employee director members of the Supervisory Board. This amendment imposes maximum limits on the aggregate grant date value of equity-based awards that may be granted to each non-employee director in any calendar year under the LTIP to $1,000,000. Such an amendment to the LTIP did not require shareholder approval and thus became effective immediately upon adoption.

Directors who are also employees of the Company will not receive any additional compensation for their service on the Supervisory Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
William B. Berry	80,000	150,000	230,000
Robert W. Drummond	65,000	150,000	215,000
Michael E. McMahon	77,500	150,000	227,500
D. Keith Mosing	50,000	150,000	200,000
Kirkland D. Mosing	50,000	150,000	200,000
S. Brent Mosing	50,000	150,000	200,000
Melanie M. Trent	67,500	150,000	217,500
Alexander Vriesendorp	60,000	150,000	210,000

The Supervisory Board proposes to ratify the above remuneration in relation to the period from the 2019 annual meeting until the date of the 2020 annual meeting, and to approve the remuneration of the members of the Supervisory Board for the period up to and including the next annual meeting in 2021 in the following manner: (a) an annual retainer compensation package for the non-employee directors valued at approximately $200,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is expected to be paid in a grant of restricted stock units under the LTIP; (b) payment to the Audit Committee Chairman and each other audit committee member of an annual amount of $20,000 and $10,000, respectively; (c) payment to the lead supervisory director of an annual amount of $20,000; (d) payment to the Compensation Committee Chairman and each other compensation committee member of an annual amount of $15,000 and $7,500, respectively; (e) payment to the Nominating and Governance Committee Chairman an annual amount of $10,000; and (f) payment to the non-executive Chairman of the Supervisory Board (if applicable) an annual retainer valued at approximately $120,000, of which $80,000 is to be paid in the form of an annual cash retainer, and the remaining $40,000 is to be paid in a grant of restricted stock units under the LTIP.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to approve the remuneration of the members of the Supervisory Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS RATIFY AND APPROVE THE REMUNERATION OF THE MEMBERS OF THE SUPERVISORY BOARD.

ITEM NINE – AUTHORIZATION OF MANAGEMENT BOARD TO REPURCHASE SHARES FOR ANY LEGAL PURPOSE

In accordance with Dutch law and the Company's Articles, the Company may only acquire its own fully paid-up shares with consideration if and insofar the general meeting has authorized the Management Board in that respect. Such authorization shall be valid for a period of no longer than eighteen months. In the authorization, the general meeting shall state the number of shares that may be acquired, how the shares may be acquired and the limits within which the price of the shares must be set. No authorization is required when the Company acquires shares in its capital for the purpose of transferring those shares to employees of the Company or of a group company, under a plan applicable to such employees.

At the annual general meeting in 2019, the Supervisory Board and the Management Board proposed to limit the authorization of the Management Board to repurchase shares in such way that a maximum of 10% of the issued capital may be repurchased and at a price between $0.01 and 105% of the market price on the NYSE. At the 2019 annual general meeting, the shareholders approved such proposal.

Therefore, for the upcoming 2020 annual general meeting, the Management Board and the Supervisory Board propose to authorize the Management Board, subject to approval from the Supervisory Board, to repurchase shares for any legal purpose under the following same conditions:

(i)	the shares may be repurchased up to a total of 10% of the issued share capital (consisting of 225,709,820 shares as of April 9, 2020);

(ii)	the shares may only be repurchased at an open market purchase or in a private purchase transaction;

(iii)	the shares may only be repurchased at a price between $0.01 and 105% of the market price on the NYSE; and

(iv)	the authorization of the Management Board is valid for a period of 18 months starting from the date of the 2020 annual meeting.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to authorize the Management Board to repurchase shares for any legal purpose under the relevant conditions.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AUTHORIZATION OF THE MANAGEMENT BOARD TO REPURCHASE SHARES FOR ANY LEGAL PURPOSE.

SHAREHOLDER PROPOSALS

Pursuant to the Company’s Articles, general meetings will be held in Amsterdam, The Netherlands in the municipality in which the Company has its statutory seat, or at Schiphol (Municipality of Haarlemmermeer). A general meeting of shareholders shall be held at least once a year within the period required by Dutch law, which is currently no later than six months after the end of the Company’s financial year.

The agenda for the 2021 annual meeting shall include, in addition to other matters, any matter the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital stock as determined by our Articles and Dutch law, which is currently set at three percent. In order for such matters to be included in the Company’s proxy material or presented at the 2021 annual meeting, the qualified shareholder must submit the matter to the Company’s Secretary at 10260 Westheimer Rd., Suite 700, Houston, Texas 77042. The request to consider such matter should have been received by us no later than on the 60th day prior to the day of the 2021 annual meeting accompanied by a statement containing the reasons for the request. Requests received later than the 60th day prior to the day of the meeting will be considered untimely. We currently expect our 2021 annual meeting to be held on or about May 19, 2021.

HOUSEHOLDING MATTERS

Shareholders who share a single address will receive only one proxy statement at that address unless the Company has received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact the Company’s Corporate Secretary at (281) 966-7300, or write to Frank’s International N.V., 10260 Westheimer Rd., Suite 700, Houston, Texas 77042, Attention: Corporate Secretary. The Company will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a shareholder receiving multiple copies of this proxy statement, you can request householding by contacting the Company in the same manner. If you own your Common Stock through a bank, broker or other shareholder of record, you can request additional copies of this proxy statement or request householding by contacting the shareholder of record.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings also are available to the public at the SEC’s website at www.sec.gov. The Company’s Common Stock is listed on the New York Stock Exchange under the ticker symbol “FI”. Reports and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. You may also request a copy of the Company’s filings by contacting the Company’s Corporate Secretary at (281) 966-7300, or by writing to Frank’s International N.V., 10260 Westheimer Rd., Houston, Texas 77042, Attention: Corporate Secretary. The Company’s filings are also available on its website at www.franksinternational.com.

FRANK’S INTERNATIONAL N.V.
MASTENMAKERSWEG 1

1786 PB DEN HELDER, THE NETHERLANDS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 9, 2020 or 5:59 A.M. Central European Time on June 10, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 9, 2020 or 5:59 A.M. Central European Time on June 10, 2020. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS

E63375-P21350-P21351	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRANK'S INTERNATIONAL N.V.
The Board of Supervisory Directors and the Board of Managing Directors recommend that you vote FOR all of the nominees:
1.	Election of Directors			For	Against	Abstain
Nominees:
	1a.	Michael E. McMahon		☐	☐	☐

	1b.	Robert W. Drummond		☐	☐	☐

	1c.	Michael C. Kearney		☐	☐	☐

	1d.	L. Don Miller		☐	☐	☐

	1e.	D. Keith Mosing		☐	☐	☐

	1f.	Kirkland D. Mosing		☐	☐	☐

	1g.	Erich L. Mosing		☐	☐	☐

	1h.	Melanie M. Trent		☐	☐	☐

	1i.	Alexander Vriesendorp		☐	☐	☐

The Board of Supervisory Directors and the Board of Managing Directors recommend that you vote FOR the following proposals:

2. To appoint Melissa Cougle and to reappoint Steven Russell and John Symington as managing directors of the Company to serve until the Company’s annual meeting of shareholders in 2021;				☐	☐	☐

3. To review the annual report for the fiscal year ended December 31, 2019, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2019;				☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date

The Board of Supervisory Directors and the Board of Managing Directors recommend you vote FOR the following proposals:

		For	Against	Abstain
4.	To discharge the members of the Company's Supervisory Board fromliability in respect of the exercise of their duties during the fiscal year ended December 31, 2019.	☐	☐	☐

5.	To discharge members of the Company's Management Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2019;	☐	☐	☐
		☐	☐	☐
6.	To appoint KPMG Accountants N.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2020;	☐	☐	☐

7.	To ratify the appointment of KPMG LLP as our international independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2020;	☐	☐	☐

8.	To ratify and approve the remuneration of the members of the Supervisory Board granted for the period from the 2019 annual meeting until the date of the 2020 annual meeting, and to approve the remuneration of the members of the Supervisory Board for the period from the 2020 annual meeting up to and including the annual meeting in 2021; and	☐	☐	☐

9.	To authorize the Company's Management Board, subject to Supervisory Board approval, to repurchase shares up to 10% of the issued share capital, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the New York Stock Exchange, and during a period of 18 months starting from the date of the 2020 annual meeting.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.

NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the proxies appointed hereby. This proxy is solicited on behalf of the Supervisory Board and the Management Board of the Company. The proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "For" the election of all of the director nominees in proposal 1 and "For" proposals 2, 3, 4, 5, 6, 7, 8 and 9.

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report including Form 10-K are available at www.proxydocs.com/fi

E63376-P21350-P21351

FRANK’S INTERNATIONAL N.V. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS AND THE BOARD OF MANAGING DIRECTORS.

The undersigned hereby appoints Michael Kearney, John Symington, Melissa Cougle and Nancy Muchmore as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Frank’s International N.V. held by the undersigned that would be entitled to vote if personally present, at the Annual Meeting, to be held on June 10, 2020, at 2:00 P.M. Central European Time, at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands, or at any postponement or adjournment thereof. The proxy, when properly executed, will be voted in accordance with the instructions given. If no instructions are given, this proxy will be voted “For” the election of all of the director nominees in proposal 1 and “For” proposals 2, 3, 4, 5, 6 ,7, 8, and 9. In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the Annual Meeting, or at any postponement or adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side